EXHIBIT 4.27

USD300,000,000

FACILITY AGREEMENT

Dated 20 December 2007

for

SRV JOINT GAS TWO LTD

arranged by

CALYON

DNB NOR BANK ASA

FORTIS BANK (NEDERLAND) NV, OSLO BRANCH

LLOYDS TSB BANK PLC

MIZUHO CORPORATE BANK, LTD.

SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

with

DNB NOR BANK ASA

acting as Agent, Security Trustee and Account Bank

and

CALYON

LLOYDS TSB BANK PLC

MIZUHO CORPORATE BANK, LTD.

SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

acting as Bookrunners

and

CALYON

DNB NOR BANK ASA

FORTIS BANK (NEDERLAND) NV, OSLO BRANCH

LLOYDS TSB BANK PLC

MIZUHO CORPORATE BANK, LTD.

SMBC CAPITAL MARKETS, INC.

acting as Swap Banks

INCE & CO

International House

1 St Katherine’s Way

London, E1W 1AY

Tel: +44 (0)20 7481 0010

Fax: +44 (0)20 7481 4968

(Ref: 1.07.9285.00)

19.	Accounts	52

20.	Ship Covenants	56

21.	Insurance Covenants	59

22.	Security Undertakings	61

23.	General Undertakings	63

24.	Events of Default	68

SECTION 8 CHANGES TO PARTIES		72

25.	Changes to the Lenders	72

26.	Changes to the Borrower	75

SECTION 9 THE FINANCE PARTIES		76

27.	Role of the Agent and the Arranger	76

28.	Conduct of business by the Finance Parties	81

29.	Sharing among the Finance Parties	81

SECTION 10 ADMINISTRATION		84

30.	Payment mechanics	84

31.	Set-off	86

32.	Notices	87

33.	Calculations and certificates	89

34.	Partial invalidity	90

35.	Remedies, waivers and conflicts	90

36.	Amendments and waivers	90

37.	Counterparts	91

SECTION 11 GOVERNING LAW AND ENFORCEMENT		92

38.	Governing law	92

39.	Enforcement	92

SCHEDULE 1 THE ORIGINAL LENDERS		93

SCHEDULE 2 CONDITIONS PRECEDENT		94

THIS AGREEMENT is dated 20 December 2007 and made between:

(1)	SRV JOINT GAS TWO LTD a company incorporated in the Cayman Islands having its registered office address at Clifton House, PO Box 1350, Grand Cayman, KY1-1108, Cayman Islands as borrower (the "Borrower");

(2)	CALYON, DNB NOR BANK ASA, FORTIS BANK (NEDERLAND) NV, OSLO BRANCH, LLOYDS TSB BANK PLC, MIZUHO CORPORATE BANK, LTD. and SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH as mandated lead arrangers (whether acting individually or together the "Arranger");

(3)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (the "Original Lenders");

(4)	DNB NOR BANK ASA acting through its office at Stranden 21, 0021 Oslo, Norway as agent of the other Finance Parties (the “Agent”);

(5)	DNB NOR BANK ASA acting through its office at Stranden 21, 0021 Oslo, Norway as security trustee for Secured Parties (the “Security Trustee”);

(6)	DNB NOR BANK ASA acting through its office at Stranden 21, 0021 Oslo, Norway as account bank (the “Account Bank”);

(7)	CALYON, LLOYDS TSB BANK PLC, MizuHo Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corporation, BRUSSELS BRANCH as bookrunners (the “Bookrunners”); and

(8)	CALYON, DNB NOR BANK ASA, FORTIS BANK (NEDERLAND) NV, LLOYDS TSB BANK PLC, MIZUHO CORPORATE BANK, LTD. and SMBC CAPITAL MARKETS, INC. as swap banks (the “Swap Banks”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“Accelerated Equity” means an amount equal to the Estimated Total Project Cost (excluding Shareholder Loan Interest) less the lower of (i) USD300,000,000 and (ii) the Relevant Percentage of the Estimated Total Project Cost (excluding Shareholder Loan Interest) less Base Equity payable by the Vessel Sponsors to the Borrower, whether by way of a Shareholder Loan or otherwise, pursuant to Clause 3 of the Vessel Sponsors’ Undertaking and a notice served by the Agent pursuant to Clause 24.14(b);

“Accounts” means, together, the Operating Account, the Debt Service Retention Account, the Debt Service Reserve Account, the Dividend Lock-Up Account and the Dividend Distribution Account;

1

“Additional Equity” means the sum in the amount of up to USD75,000,000 payable by the Vessel Sponsors to the Borrower pursuant to Clause 4 of the Vessel Sponsors’ Undertaking;

“Additional Equity Debt Service Provision” means, at the commencement of the Regas Rejection Remarketing Period, the amount estimated by the Agent (following consultation with the Borrower) to be necessary to provide for the Borrower to meet its payment obligations under this Agreement and the Swap Contracts during the Regas Rejection Remarketing Period (taking account of Swap Payments receivable by the Borrower under the Swap Contracts);

“Additional Equity Interest and Swap Payments” means the payments made by the Borrower under Clause 8.2 (Payment of interest) and the Swap Payments made by the Borrower under a Swap Contract prior to the commencement of the Regas Rejection Remarketing Period, which have been funded by the Additional Equity;

“Additional Equity Prepayment” means USD75,000,000 less the Additional Equity Interest and Swap Payments less the Additional Equity Debt Service Provision;

“Additional Swap Bank” means DnB NOR Bank ASA;

“Additional Swap Contract” means the contract made between the Additional Swap Bank and the Borrower comprising an ISDA Master Agreement dated 26 September 2007 and the Swap Confirmation executed pursuant thereto, in respect of a Swap Transaction entered into on 26 September 2007 for a notional principal amount of USD30,000,000, as shall be amended on the first Utilisation Date pursuant to Clause 8.5 (Interest Rate Hedging);

“Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

“Approved Flag” means the Norwegian International Ship Registry, the Bahamas, Liberia, the Marshall Islands, Panama, the United Kingdom or such other flag as may be approved in accordance with Clause 20.1 (Ship’s name and registration);

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

"Availability Period" means

(a)	for the Utilisation of a Regas Acceptance Loan, the period from and including the date of this Agreement, to and including the date which is the earliest of: (i) 5 Business Days after the Regas Acceptance Date (ii) the Regas Rejection Date and (iii) the date on which the Total Commitments are reduced to zero; or

(b)	for the Utilisation of any other Loan, the period from and including the date of this Agreement, to and including the date which is the earliest of: (i) 10 Business Days after the Delivery Date and (ii) the date on which the Total Commitments are reduced to zero;

"Available Commitment" means a Lender's Commitment minus:

(a)	the amount of its participation in any outstanding Loans; and

2

(b)	in relation to any proposed Loan, the amount of its participation in any other Loans that are due to be made on or before the proposed Utilisation Date;

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment;

“Base Equity” means the aggregate amount of the Equity Payments which has been paid at any relevant time;

"Break Costs" means the amount (if any) by which:

(a)	the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or an Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;

“Builder” means Samsung Heavy Industries Co Limited of 647-9, Yeoksam-Dong, Kangnam-Ku, Seoul, Korea 135-080;

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London , Oslo, Tokyo and New York City;

“Casualty Amount” means USD7,500,000 (or the equivalent in any other currency);

“Certified Copy” means in relation to any document delivered or issued by or on behalf of any company, a copy of such document certified as a true, complete and up to date copy of the original by any of the directors or officers for the time being of such company or by such company’s attorneys or solicitors;

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security;

“Charter” means the time charterparty of the Ship dated 20 March 2007 as novated by a novation agreement dated on, or about, the date of this Agreement entered into between the Borrower and the Charterer;

“Charterer” means, Suez LNG Trading SA, a company incorporated under the laws of the Duchy of Luxembourg, having its principal office address at 76, Avenue de la Liberté, L-1930 Luxembourg, Grand Duché de Luxembourg;

“Charter Assignment” means the assignment of the rights of the Borrower under the Charter required to be executed hereunder by the Borrower in favour of the Security Trustee in the agreed form;

3

“Charter Consent and Agreement” means the agreement entered into or to be entered into between the Charterer, the Borrower and the Security Trustee substantially in the form of Schedule VII of the Charter;

“Charter Hire” means hire paid by the Charterer to the Borrower under the Charter;

“Charter Hire Payment Date” means each date on which Charter Hire is paid;

“Charter Ownership Undertaking” means the undertaking from the Project Sponsor to the Borrower dated on, or about, the date of this Agreement;

“Charter Termination Fee” means any fee payable by the Charterer to the Borrower pursuant to Clause 6(r) of the Charter;

“Classification” means, in relation to the Ship, the highest class available for a vessel of her type with the relevant Classification Society or such other classification as the Agent shall, at the request of the Borrower, have agreed in writing shall be treated as the Classification Society in relation to the Ship;

“Classification Society” means Det norske Veritas or such other classification society which the Agent shall, at the request of the Borrower, have agreed in writing shall be treated as the Classification Society in relation to the Ship (such agreement not to be unreasonably withheld or delayed);

“Comfort Letter” means the letter dated 20 March 2007 from the Project Sponsor to the Borrower;

"Commitment" means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading " Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement;

"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Agent;

“Contract Instalment” means an instalment of the Contract Price of the Ship payable under the Shipbuilding Contract;

“Contract Price” means the price payable by the Borrower to the Builder for the Ship under the Shipbuilding Contract as such may be adjusted in accordance with the terms of the Shipbuilding Contract;

“Current Project Cost” means that part of the Project Cost against which a Loan will be applied on the relevant Utilisation Date;

4

“Debt Service Cover Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Debt Service Cover Compliance Certificate);

“Debt Service Reserve” means the amount estimated by the Agent (following consultation with the Borrower) and notified to the Borrower as the amount as shall be necessary to provide for the Borrower to meet its payment obligations under this Agreement and under the Swap Contracts during the following six Months (taking account of Swap Payments receivable by the Borrower under the Swap Contracts);

“Debt Service Reserve Account” means an interest-bearing USD account of the Borrower with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Debt Service Reserve Account, for the purposes of this Agreement;

“Debt Service Retention Account” means an interest-bearing USD account of the Borrower with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Debt Service Retention Account for the purposes of this Agreement;

“Debt Service Retention Amount” means, in relation to any Debt Service Retention Date, such sum as shall be the aggregate of:

(a)	one-third (1/3rd) of the repayment instalment falling due for payment pursuant to Clause 6.1 (Repayment of Loans) (as the same may have been reduced by any prepayment) on the next Repayment Date after the relevant Debt Service Retention Date; and

(b)	the applicable fraction (as hereinafter defined) of the aggregate amount of interest falling due for payment in respect of each part of such Utilisation during and at the end of each Interest Period current at the relevant Debt Service Retention Date in respect of such Utilisation, reduced by the amount of any Swap Payment due from a Swap Bank to the Borrower or increased by the amount of any Swap Payment due from the Borrower to a Swap Bank (as applicable) on the same date and reduced by the amount of interest which has then accrued to the Debt Service Retention Account and, for this purpose, the expression “applicable fraction” in relation to each Interest Period shall mean a fraction having a numerator of one and a denominator equal to the number of Debt Service Retention Dates in respect of such Utilisation falling within the relevant Interest Period;

“Debt Service Retention Dates” means the first Charter Hire Payment Date after the Regas Acceptance Date and each of the Charter Hire Payment Dates after such date and prior to the Termination Date;

“Deed of Covenant” means in relation to the Ship the deed of covenant collateral to the Mortgage for the Ship and creating charges over the Ship, its Earnings, Insurances and Requisition Compensation required to be executed hereunder by the Borrower in favour of the Security Trustee in the agreed form;

"Default" means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;

5

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Trustee;

“Delivery Loan” means the Loan to be made available in respect of the Contract Instalment due on the Delivery Date;

“Delivery Date” means the date on which the Ship is delivered to the Borrower in accordance with the Shipbuilding Contract;

"Disruption Event" means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;

“Dividend Distribution Account” means an interest-bearing USD Account of the Borrower with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Dividend Distribution Account for the purposes of this Agreement.

“Dividend Lock-Up Account” means an interest-bearing USD Account of the Borrower with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Dividend Lock-Up Account for the purposes of this Agreement;

“Drydocking Cost” means each cost incurred by the Borrower in relation to a scheduled drydocking of the Ship;

“Drydocking Cost Payment” means each payment made by the Vessel Sponsors to the Borrower under Clause 5 of the Vessel Sponsors’ Undertaking to finance the payment by the Borrower of a Drydocking Cost which has not been funded or, as the case may be, paid by a Drydocking Cost Reimbursement on or before the due date for payment of a Drydocking Cost;

“Drydocking Cost Reimbursement” means each payment made by the Charterer to the Borrower under the Charter in reimbursement of a Drydocking Cost or, as the case may be, each payment made by the Charterer to the relevant shipyard under the Charter in direct settlement of a Drydocking Cost;

“Earnings” has the meaning given to that expression in the Deed of Covenant;

6

“Environmental Affiliate” means any agent or employee of the Borrower or the Operator or any person having a contractual relationship with the Borrower or the Operator in connection with the Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from the Ship;

“Environmental Approvals” means all authorisations, consents, licences, permits, exemptions or other approvals whatsoever required by the Borrower or the Operator under applicable Environmental Laws;

“Environmental Claim” means (i) any claim by, or directive from, any applicable Government Entity alleging breach of, or non-compliance with, any Environmental Laws or Environmental Approvals or otherwise howsoever relating to or arising out of an Environmental Incident or (ii) any claim by any other third party howsoever relating to or arising out of an Environmental Incident (and, in each such case, “claim” shall include a claim for damages and/or direction for and/or enforcement relating to clean-up costs, removal, compliance, remedial action or otherwise) or (iii) any Proceedings arising from any of the foregoing but excluding any claim of a vexations or frivolous nature which is being contested in good faith;

“Environmental Incident” means, regardless of cause, (i) any actual discharge or release of Environmentally Sensitive Material from the Ship; (ii) any incident in which Environmentally Sensitive Material is discharged or released from a vessel other than the Ship which involves collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, where the Ship, the Manager and/or the Borrower and/or the Operator are actually, contingently or allegedly at fault or otherwise howsoever liable (in whole or in part) or (iii) any incident in which Environmentally Sensitive Material is discharged or released from a vessel other than the Ship and where the Ship is actually or potentially liable to be arrested as a result and/or where the Manager and/or the Borrower and/or the Operator are actually, contingently or allegedly at fault or otherwise howsoever liable;

“Environmental Laws” means all laws, regulations, conventions and agreements whatsoever applicable to the Borrower, the Operator or the Ship and relating to pollution, human or wildlife well-being or protection of the environment (including, without limitation, the United States Oil Pollution Act of 1990 and any comparable laws of the individual States of the United States of America);

“Environmentally Sensitive Material” means oil, oil products or any other products or substance which are polluting, toxic or hazardous or any substance the release of which into the environment is howsoever regulated, prohibited or penalised by or pursuant to any Environmental Law;

“Equity Payment” means each payment made by the Vessel Sponsors to the Borrower, whether by a Shareholder Loan or otherwise, pursuant to its obligations under Clause 2 of the Vessel Sponsors’ Undertaking to finance the payment by the Borrower of that part of the Current Project Cost not financed by a Loan;

“Estimated Total Project Cost” means the Borrower’s estimate of the total costs for the construction of the Ship, being on the date hereof USD337,000,000, as such amount may be increased or reduced by the Agent at each Utilisation Date (in consultation with the Borrower, subject to no Event of Default having occurred and continuing) having regard to any variation with the Project Cost at such date;

7

"Event of Default" means any event or circumstance specified as such in Clause 24 (Events of Default);

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility);

"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement;

"Fee Letter" means any letter or letters dated on or about the date of this Agreement setting out any of the fees referred to in Clause 11 (Fees);

"Finance Document" means:

(a)	any Fee Letter;

(b)	any Security Document;

(c)	any Selection Notice;

(d)	any Swap Contract;

(e)	the Trust Agreement;

(f)	any Utilisation Request; and

(g)	any other document designated as such by the Agent and the Borrower;

"Finance Party" means the Agent, the Arranger, the Security Trustee, a Bookrunner, a Swap Bank or a Lender;

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility or dematerialised equivalent;

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any derivative transaction (and, when calculating the value of that derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that transaction, that amount) shall be taken into account);

8

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)	any amount classified as borrowings under IFRS;

(i)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 30 days after the date of supply;

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above;

“First Repayment Date” means the date which is the earlier of:

(a)	three Months after the Regas Acceptance Date; and

(b)	240 days after the Delivery Date,

provided that if such date is not the last day of an Interest Period, the date shall be the last day of the Interest Period then current;

“Flag State” means the state or territory of the Approved Flag;

“Further Additional Swap Contracts” means any contract (other than an Original Swap Contract, an Additional Swap Contract or a MLA Swap Contract) made or to be made between a Swap Bank and the Borrower comprising an ISDA Master Agreement and any Swap Confirmation executed pursuant thereto, as shall be amended on the first Utilisation Date pursuant to Clause 8.5.1(b), pursuant to which a Swap Bank enters into a Swap Transaction;

“Government Entity” means any national or local government body, tribunal, court or regulatory or other agency and any organisation of which such body, tribunal, court or agency is a part or to which it is subject;

“Hedging Compliance Certificate” means a certificate substantially in the form set out in Schedule 9 (Form of Hedging Compliance Certificate);

"Historical Debt Service" means, at any time, the aggregate of the amounts payable (excluding any prepayments) by the Borrower under this Agreement plus the net amount payable (or, as the case may be, minus the net amount receivable) by the Borrower under the Swap Contracts during the twelve-Month period ending on the date of a Debt Service Cover Compliance Certificate;

"Historical Debt Service Cover Ratio" means, at any time, the ratio of the Historical Net Earnings to the Historical Debt Service;

9

"Historical Net Earnings" means, at any time, the aggregate amount of the Charter Hire payments less the aggregate amount of the withdrawals made from the Operating Account pursuant to Clause 19.2.1 (a) during the twelve-Month period ending on the date of a Debt Service Cover Compliance Certificate;

“HLNG” means Höegh LNG Limited, a company incorporated under the laws of Bermuda, having its address at c/o Appleby, Canon’s Court, 22 Victoria Street, HM12, Hamilton, Bermuda;

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002;

“Information Sharing Letter” means the letter from the Project Sponsor to the Borrower dated 20 March 2007;

“Insurances” has the meaning given to that expression in the Deed of Covenant;

"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest);

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741(18) and A.788 (19), as the same may be amended or supplemented from time to time);

“ISM Code Documentation” means the document of compliance (DOC) and safety management certificate (SMC) issued by a Classification Society pursuant to the ISM Code in relation to the Ship within the periods specified by the ISM Code;

“ISM SMS” means the safety management system which is required to be developed, implemented and maintained under the ISM Code;

“ISPS Code” means the International Ship and Port Security Code of the International Maritime Organisation and includes any amendments or extensions thereto and any regulations issued pursuant thereto;

“ISSC” means an International Ship Security Certificate issued in respect of the Ship pursuant to the ISPS Code;

“Lease Arranger” means Calyon, acting in such capacity through its office at Ruselokkveien 6, PO Box 1675 Vika, N-0120 Oslo, Norway;

"Lender" means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 25 (Changes to the Parties),

10

which in each case has not ceased to be a Party in accordance with the terms of this Agreement;

“LHC” means Leif Höegh & Co Ltd a company incorporated under the laws of Bermuda, having its address at c/o Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda;

“LHC Undertaking” means the undertaking to be provided by LHC to the Security Trustee in respect of the obligations of HLNG under the Vessel Sponsors’ Undertaking, in agreed form;

"LIBOR" means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for dollars for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in dollars and for a period comparable to the Interest Period for that Loan;

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that Loan;

"LMA" means the Loan Market Association;

“Loss Payable Clauses” has the meaning given to that expression in the Deed of Covenant;

"Majority Lenders" means:

(a)	if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66⅔% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔% of the Total Commitments immediately prior to the reduction); or

(b)	at any other time:

(i)	prior to an Event of Default, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66⅔% of all Loans then outstanding; or

(ii)	following an Event of Default:

(aa)	a Lender or Lenders whose participations in the Loans then outstanding; and

(bb)	a Swap Bank (which is a Lender or an Affiliate of a Lender) or Swap Banks (who are Lenders or Affiliates of Lenders) whose Swap Exposure then current together aggregates more than 66⅔% of the aggregate of all the Loans then outstanding and the Swap Exposure;

11

“Management Agreement” means the agreement to be made between the Borrower and Höegh LNG AS in relation to the management of the Ship, in form and substance acceptable to the Lenders;

“Manager” means Höegh LNG AS, a Vessel Sponsor, or any other person appointed by the Borrower, with the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed), as the manager of the Ship;

“Manager's Undertaking” means the manager’s undertaking required to be executed hereunder by the Manager in favour of the Security Trustee in respect of the Ship in agreed form;

"Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formula);

"Margin" means 0.50 per cent per annum;

"Material Adverse Effect" means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) of the Borrower;

(b)	the ability of a Security Party to perform its obligations under the Finance Documents provided that, for this purpose, HLNG, LHC and MOL shall each cease to be a “Security Party” on (i) the Regas Acceptance Date or, as the case may be, the end of the Regas Rejection Remarketing Period; or

(c)	the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents;

“MII Policy” means a mortgagee’s interest and pollution risks insurance policy (including additional perils cover) in respect of the Ship to be effected by the Agent on behalf of the Lenders (for the cost of the Lenders) on or before the first Utilisation Date and renewed or replaced annually thereafter and maintained throughout the Security Period through such brokers, with such underwriters and containing such coverage as may be acceptable to the Agent in its sole discretion, insuring a sum of at least 110% of the Loan;

“MLA Swap Contracts” means each contract to be made between a Swap Bank and the Borrower by a novation and amendment of the Original Swap Contract on the first Utilisation Date pursuant to Clause 8.5.1, comprising an ISDA Master Agreement and a Swap Confirmation in respect of the relevant Swap Transaction;

“MOL” means Mitsui O.S.K. Lines Limited, a company incorporated under the laws of Japan, having its principal office address at 1-1, Toranomon, 2-Chome, Minato-Ku, Tokyo, Japan, 105-8688.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	subject to paragraph (c) below if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

12

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period;

“Mortgage” means the first priority mortgage of the Ship required to be executed hereunder by the Borrower in favour of the Security Trustee in agreed form;

“Negative Pledge” means a negative pledge of the shares of the Borrower to be executed by the Vessel Sponsors in favour of the Security Trustee in agreed form;

“No-Fault Termination Remarketing Period” means the period commencing on the No-Fault Termination Date and ending on the earlier of (a) the date falling six Months thereafter and (b) the date of the Replacement Charter;

“No-Fault Termination Right” means the right of termination of the charter by the Charterer pursuant to Clause 6 (r) of the Charter;

“No-Fault Termination Date” means any date upon which the Charter has been terminated pursuant to the exercise by the Charterer of its No-Fault Termination Right;

“Notice of Assignment of Insurances”, means the notice of assignment relating to the Insurances on the Ship in the form set out in the Deed of Covenant or such other form as may from time to time be required or agreed by the Agent;

“Operating Account” means an interest-bearing USD account of the Borrower with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be the Operating Account for the purposes of this Agreement;

“Operator” means the Manager and/or any other person who is from time to time during the Security Period concerned in the operation of the Ship and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code;

“Original Swap Bank” means SMBC Capital Markets, Inc.

“Original Swap Contract” means the contract made between the Original Swap Bank and the Original Swap Counterparty, as novated to the Borrower comprising an ISDA Master Agreement dated 2 April 2007 and a Swap Confirmation executed pursuant thereto, in respect of a Swap Transaction entered into on 11 April 2007 for a notional principal amount of USD260,000,000;

“Original Swap Counterparty” means SRV Joint Gas Ltd, a company incorporated in the Cayman Islands, having its registered office address at Clifton House, PO Box 1150, Grand Cayman, KY1-1108, Cayman Islands;

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union;

13

"Party" means a party to this Agreement;

“Permitted Liens”

(a)	liens in favour of suppliers up to the Casualty Amount;

(b)	liens arising in respect of loss, damage, or expense in respect of which a bond or other security has been posted to prevent the arrest or secure the release of the Ship from arrest on account of such claim;

(c)	liens arising by the operation of law for not more than two months’ prepaid hire under the Charter;

(d)	liens arising by the operation of law or otherwise in the ordinary course of operation, repair or maintenance of the Ship where the Charterer is contesting the claim giving rise to such lien in good faith by appropriate steps and for the payment of which adequate reserves have been made in case the Charterer finally has to pay such claim so long as any such proceedings shall not, and may not reasonably be considered unlikely to, lead to the arrest, sale, forfeiture or loss of the Ship, or any interest in the Ship;

(e)	liens created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Charterer is prosecuting or defending such action in good faith by appropriate steps or which are subject to a pending appeal and for which there shall have been granted a stay of execution pending such appeal and for the payment of which adequate reserves have been made so long as any such proceedings or the continue existence of such lien shall not and may reasonably be considered unlikely to lead to arrest, sale, forfeiture or loss of the Ship, or any interest in the Ship;

(f)	liens arising by operation of law in respect of Taxes which are not overdue for payment or Taxes which are overdue for payment but which are being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made so long as any such proceedings or the continued existence of such lien shall not and may reasonably be considered unlikely to lead to the arrest, sale, forfeiture or loss of the Ship, or any interest in the Ship;

(g)	liens (including possessory liens) for classification or scheduled dry docking whose aggregate cost does not exceed the Casualty Amount at any one time in respect of the Ship;

(h)	liens for collision or salvage; and

(i)	any other lien, the creation of which has been expressly permitted in writing by the Agent;

“Performance Liquidated Damages” means the amount of (i) the aggregate of all sums received by the Borrower under Article III and Article VII, Clause 8 of the Shipbuilding Contract and under the Regas Performance Guarantee, in excess of (ii) the aggregate of all sums paid or payable by the Borrower to the Charterer under Clause 6 and Clause 7 of the Charter;

14

“Permitted Security” means any Security in favour of the Secured Parties or any of them created pursuant to the Security Documents and Permitted Liens;

“Pre-delivery Security Assignment” means the assignment of the Shipbuilding Contract and the Refund Guarantee required to be executed hereunder by the Borrower in favour of the Security Trustee, in agreed form;

“Pledge of Accounts” means the pledge of the Accounts required to be executed hereunder by the Borrower in favour of the Security Trustee;

“Proceedings” means any litigation, arbitration, legal action or complaint or judicial, quasi-judicial or administrative proceedings whatsoever arising or instigated by anyone in any court, tribunal, public office or other forum whatsoever and wheresoever (including, without limitation, any action for provisional or permanent attachment of any thing or for injunctive remedies or interim relief and any action instigated on an ex parte basis);

“Project Cost” means the aggregate at any time of costs then due or already paid in respect of:

(a)	the Contract Instalments;

(b)	plan approval costs, supervision costs, commissioning and other costs incurred in connection with the construction, delivery and outfitting of the Ship;

(c)	costs of training and familiarisation of persons to be employed as crew of the Ship;

(d)	fees (including legal fees), costs and expenses incurred by the Borrower prior to the Delivery Date in connection with the Transaction Documents;

(e)	interest payable prior to the Delivery Date under this Agreement;

(f)	Shareholder Loan Interest; and

(g)	any other cost which the Agent and the Borrower agree to be included within the definition of Project Cost;

“Project Sponsor” means Suez SA, a company incorporated under the laws of France, having its registered office address at 16, rue de la Ville L’Evêque-75383, Paris, Cedex 08, France;

"Projected Debt Service" means, at any time, the projected aggregate of the amounts payable (excluding any prepayments) by the Borrower under this Agreement plus the net amount payable (or, as the case may be, minus the net amount receivable) by the Borrower under the Swap Contracts during the twelve-Month period following the date of a Debt Service Cover Compliance Certificate;

"Projected Debt Service Cover Ratio" means, at any time, the ratio of the Projected Net Earnings to the Projected Debt Service;

"Projected Net Earnings" means, at any time, the projected aggregate amount of the Charter Hire payments to be made to the Operating Account less the aggregate amount of the withdrawals to be made from the Operating Account pursuant to Clause 19.2.1(a) during the twelve-Month period following the date of a Debt Service Cover Compliance Certificate;

15

"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the London Interbank Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the London Interbank Market (and if quotations would normally be given by leading banks in the London Interbank Market on more than one day, the Quotation Day will be the last of those days);

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property;

"Reference Banks" means the principal London offices of Calyon, DnB NOR Bank ASA and Sumitomo Mitsui Banking Corporation, Brussels Branch or such other banks as may be appointed by the Agent in consultation with the Borrower;

“Refund Guarantee” means the letter of guarantee issued by the Refund Guarantor in favour of the Borrower in respect of the Builder’s obligations under the Shipbuilding Contract;

“Refund Guarantor” means the Export-Import Bank of Korea;

“Regas Acceptance Date” means any date upon which the Ship has been accepted by Charterer under the Charter following successful completion of regasification trials;

“Regas Acceptance Loan” means the Loan to be made available on the Regas Acceptance Date for the payment of Shareholder Loan Interest;

“Regas Performance Guarantee” means the guarantee to be executed by the Regas Performance Guarantor on or before the Delivery Date in favour of the Borrower;

“Regas Performance Guarantee Assignment” means the assignment of the Regas Performance Guarantee required to be executed hereunder by the Borrower in favour of the Security Trustee, in agreed form;

“Regas Performance Guarantor” means the Export-Import Bank of Korea or the Korea Development Bank;

“Regas Rejection Date” means any date upon which the Ship has been rejected by the Charterer under the Charter following three consecutive failures of the regasification trials;

“Regas Rejection Remarketing Period” means the period commencing on the Regas Rejection Date and ending on the earlier of (a) the date falling six Months thereafter or (b) the date of the Replacement Charter;

“Regas Rejection Termination Right” means the right of termination of the Charter by the Charterer pursuant to Clause 7 of the Charter;

“Regas Tests Acceptance Certificate” means a certificate in the form of Schedule VI of the Charter, signed by the Borrower and the Charterer;

“Registry” means the office of such registrar, commissioner or representative of the Flag State who is duly authorised and empowered to register the Ship, the Borrower's title to the Ship and the Mortgage under the laws and flag of the Flag State;

“Relevant Jurisdiction” means any jurisdiction in which the Borrower is incorporated;

16

“Relevant Percentage” means 90 per cent., as such percentage may be reduced pursuant to Clause 7.11 (Effect on Commitment of other Lenders);

“Remarketing Conditions” means the conditions in the Vessel Sponsors’ Undertaking for the effectiveness of the Remarketing Undertaking, being the exercise by the Charterer of its No-Fault Termination Right or Regas Rejection Termination Right;

“Remarketing Period” means the No-Fault Termination Remarketing Period or the Regas Rejection Remarketing Period;

“Remarketing Undertaking” means the undertaking of the Vessel Sponsors to remarket the Ship as set out in the Vessel Sponsors’ Undertaking;

“Repayment Date” means the First Repayment Date and each of the dates falling at three-Monthly intervals thereafter up to and including the Termination Date;

"Repeating Representations" means each of the representations set out in Clause 17 (Representations) other than Clauses 17.3, 17.4, 17.5, 17.8, 17.9, 17.10, 17.12, 17.13, 17.20(c) and (d), 17.24 and 17.25;

“Replacement Charter” means a time charter of the Ship entered into by the Borrower with a charterer approved by the Lenders and on terms approved by the Lenders (acting reasonably);

“Requisition” means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation howsoever for any reason of the Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Requisition Compensation” has the meaning given to that expression in the Deed of Covenant;

“Required Authorisation” means any authorisation, consent, declaration, licence, permit, exemption, approval or other document, whether imposed by or arising in connection with any law, regulation, custom, contract, security or otherwise howsoever which must be obtained at any time from any person, Government Entity, central bank or other self-regulating or supra-national authority in order to enable the Borrower lawfully to draw the Loan and/or perform all its obligations whatsoever whensoever arising and/or grant security under the relevant Security Documents and/or to ensure the continuous validity and enforceability thereof;

"Screen Rate" means the British Bankers' Association Interest Settlement Rate for dollars for the relevant period, displayed on the appropriate page of the Reuters screen; if the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders;

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate;

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

17

“Security Documents” means

(a)	this Agreement;

(b)	the Charter Assignment;

(c)	the Charter Consent and Agreement;

(d)	the Deed of Covenant;

(e)	the LHC Undertaking;

(f)	the Manager’s Undertaking;

(g)	the Mortgage;

(h)	the Negative Pledge;

(i)	the Pledge of Accounts;

(j)	the Pre-delivery Security Assignment;

(k)	the Regas Performance Guarantee Assignment;

(l)	the Supervision Agreement Assignment;

(m)	the Swap Contracts Assignment;

(n)	the Vessel Sponsors’ Undertaking; and

(o)	any other documents as may have been or shall from time to time after the date of this Agreement be executed (by, or with the agreement of, the Borrower) to guarantee and/or to govern and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrower pursuant to this Agreement (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement).

“Security Party” means any person (except a Finance Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a Finance Document;

“Security Period” means the period commencing on the date of this Agreement and continuing for so long as any moneys are owing actually or contingently under the Security Documents and while any Loan and/or the Swap Liabilities remain outstanding;

"Selection Notice" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods);

“Shareholder Agreement” means the agreement amended and restated on, or about, the date of this Agreement entered into between MOL and HLNG;

“Shareholder Loan” means a loan made by a Vessel Sponsor to the Borrower to finance part of the Project Cost;

18

“Shareholder Loan Agreement” means each agreement entered into between a Vessel Sponsor and the Borrower under which a Vessel Sponsor makes available Shareholder Loans to the Borrower;

“Shareholder Loan Interest” means at any time the interest that has accrued (using a notional interest rate of 8 per cent. per annum) in respect of a Shareholder Loan;

“Shareholder Loan Principal” means at any time the principal amount of a Shareholder Loan;

“Ship” means the 145,000 cbm shuttle and regasification LNG-carrier vessel currently known as Hull No. 1689, to be constructed and sold by the Builder to the Borrower pursuant to the Shipbuilding Contract;

“Shipbuilding Contract” means the shipbuilding contract dated 7 April 2006 as amended and supplemented by a side letter and a supplemental agreement no. 1 each dated 7 April 2006, as novated by a novation agreement dated on, or about, the date of this Agreement each entered into between the Borrower and the Builder in relation to the Ship;

“Specified Time" means a time determined in accordance with Schedule 6 (Timetables);

"Subsidiary" means a subsidiary within the meaning of section 736 of the Companies Act 1985;

“Supervision Agreement” means the construction management agreement in respect of the supervision of the construction of the Ship dated on, or about, the date of this Agreement entered into between the Borrower, MOL and Höegh LNG AS;

“Supervision Agreement Assignment” means the assignment of the Supervision Agreement required to be executed hereunder by the Borrower in favour of the Security Trustee;

“Swap Confirmation” in relation to any Swap Transaction, shall have the meaning given in the relevant Swap Contract;

“Swap Contract” means each MLA Swap Contract, the Additional Swap Contract and any Further Additional Swap Contract;

“Swap Contracts Assignment” means the assignment of the Swap Contracts by the Borrower in favour of the Security Trustee in agreed form;

“Swap Exposure” means at any date, the amount which a Swap Bank certifies would be the aggregate net amount in dollars which would be payable by the Borrower to that Swap Bank under the relevant Swap Contract if an Early Termination Event (as defined in the relevant Swap Contract) had occurred on that date in respect of all Swap Transactions entered into under the relevant Swap Contract;

“Swap Liabilities” means indebtedness incurred by the Borrower under the Swap Contracts;

“Swap Payment” means each net periodic payment payable under a Swap Contract or a net termination payment payable under a Swap Contract, by the Borrower to a Swap Bank or by a Swap Bank to the Borrower;

19

“Swap Transaction” means a transaction entered into by the Borrower pursuant to a Swap Contract for the purpose of hedging the Borrower’s exposure under this Agreement to changes in LIBOR;

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

“Termination Date” means the date which is twelve years after the Delivery Date;

"Total Commitments" means the aggregate of the Commitments being USD300,000,000 at the date of this Agreement;

“Total Loss” means:

(a)	actual, constructive, compromised or arranged total loss of the Ship; or

(b)	Requisition; or

(c)	the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than Requisition) by any Government Entity, or by persons allegedly acting or purporting to act on behalf of any Government Entity, unless the Ship be released and restored to the Borrower within twelve Months after such incident;

“Transaction Documents” means the Finance Documents and the Underlying Documents;

“Transaction Security” means the security constituted or intended to be constituted by the Security Documents;

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower;

"Transfer Date" means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Agent executes the Transfer Certificate;

“Trust Agreement” means the agreement required to be executed hereunder between the Borrower, the Lenders, the Swap Banks, the Agent and the Security Trustee in agreed form;

“Underlying Documents” means;

(a)	the Charter;

(b)	the Charter Ownership Undertaking;

(c)	the Comfort Letter;

(d)	the Information Sharing Letter;

(e)	the Refund Guarantee;

20

(f)	the Regas Performance Guarantee;

(g)	the Shareholder Agreement;

(h)	the Shareholder Loan Agreements;

(i)	the Shipbuilding Contract;

(j)	the Supervision Agreement; and

(k)	the Management Agreement;

"Unpaid Sum" means any sum due and payable but unpaid by the Borrower under the Finance Documents;

"Utilisation" means a utilisation of the Facility;

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made;

"Utilisation Request" means a notice substantially in the form set out in Part I of Schedule 3 (Requests);

"VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature;

“Vessel Sponsors” means, together, HLNG and MOL; and

“Vessel Sponsors’ Undertaking” means the undertaking to be provided by the Vessel Sponsors to the Security Trustee, in agreed form.

1.2	Construction

1.2.1	Unless a contrary indication appears, any reference in this Agreement to:

(a)	the "Agent", the "Arranger", any "Finance Party", any "Lender", the “Borrower” any “Swap Bank”, any “Security Party”, the “Security Trustee” or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of, the Borrower and the Agent, or, if not so agreed, is in the form specified by the Agent;

(c)	"assets" includes present and future properties, revenues and rights of every description;

(d)	a “Finance Document” or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document, that Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

21

(e)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(f)	a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(g)	a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(h)	a “provision of law” is a reference to that provision as amended or re-enacted; and

(i)	a “time of day” is a reference to London time.

1.2.2	Section, Clause and Schedule headings are for ease of reference only.

1.2.3	A term defined in Clause 1.1 (Definitions) in the singular shall include the plural and in the plural shall include the singular.

1.2.4	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.5	A Default or an Event of Default is "continuing" if it has not been remedied or waived.

1.2.6	If any party (the “First Party”) to a Transaction Document shall, subject to any required consents required by the terms of the Finance Documents, be replaced by way of transfer, assumption or novation by another party (the “Second Party”), upon such transfer, assumption or novation taking effect:

(a)	all references in the Finance Documents to the First Party shall be deemed to be, and shall be construed as, references to the Second Party; and

(b)	all Security constituted by the Security Documents shall continue in full force and effect including, where applicable, as Security for any obligations of the Second Party,

without the need for any amendment or supplement to the Finance Documents unless any amendment or supplement is otherwise required in connection with such transfer, assumption or novation.

1.3	Currency Symbols and Definitions

“dollars” and “USD” denote the lawful currency of the United States of America.

22

1.4	Third party rights

Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

23

SECTION 2

THE FACILITY

2.	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a dollar term loan facility in an aggregate amount up to the Total Commitments.

2.2	Finance Parties' rights and obligations

2.2.1	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.2.2	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt.

2.2.3	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.	Purpose

3.1	Purpose

The Borrower agrees that all amounts borrowed by it under the Facility shall be applied towards financing part of the Project Cost, provided that Shareholder Loan Interest may be financed only by a Regas Acceptance Loan.

3.2	Lease financing

3.2.1	In the event that the Borrower intends to enter into a UK or French tax-advantaged lease financing for the Ship with the Lease Arranger, the Finance Parties shall agree to amend the Finance Documents and enter into such other documentation as may be required so that the facility provided hereby can be used to support such lease financing, provided that:

(a)	the terms and conditions of any amendments to the Finance Documents and any other documentation to be entered into by the Lenders are acceptable to the Finance Parties; and

(b)	the Security to be provided to the Lenders and the Swap Banks shall, in the opinion of the Lenders and the Swap Banks, be of at least equivalent value to the Transaction Security.

24

3.2.2	In connection with the matters referred to in Clause 3.2.1, the Finance Parties shall act in good faith and in accordance with their respective normal internal procedures for considering these and similar matters.

3.3	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation

4.1	Initial conditions precedent

4.1.1	The Borrower may not deliver a Utilisation Request unless the Agent has received all the documentation and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.1.2	Subject to Clause 4.1.1, the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to any Utilisation (other than in respect of a Delivery Loan or a Regas Acceptance Loan) if, by the Specified Time on the proposed Utilisation Date for that Utilisation, the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to the Ship in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.1.3	The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to a Utilisation in respect of a Delivery Loan, if, by the Specified Time on the proposed Utilisation Date, the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.1.4	The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to a Utilisation in respect of a Regas Acceptance Loan, if by the Specified Time on the proposed Utilisation Date, the Agent has received a Certified Copy of the Regas Tests Acceptance Certificate. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

4.2.1	The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the proposed Utilisation Date:

(a)	it has received evidence of payment by the Borrower of the Equity Payment in settlement of that part of the Current Project Cost which will not be financed by the proposed Loan;

(b)	no Default is continuing or would result from the proposed Loan;

(c)	the Repeating Representations to be made by the Borrower are true in all material respects.

25

SECTION 3

UTILISATION

5.	Utilisation

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

5.2.1	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	the proposed Utilisation Date is a Business Day within the Availability Period;

(b)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(c)	the proposed Interest Period complies with Clause 9 (Interest Periods).

5.2.2	Only one Utilisation may be requested in each Utilisation Request.

5.3	Currency and amount

5.3.1	The currency specified in a Utilisation Request must be dollars.

5.3.2	The amount of the proposed Utilisation shall be the lesser of:

(a)	the Available Facility; and

(b)	an amount which, together with the aggregate amount of any prior Utilisations, does not exceed the Relevant Percentage of the Project Cost (excluding Shareholder Loan Interest other than in the case of a Regas Acceptance Loan).

5.4	Lenders' participation

5.4.1	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

5.4.2	The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

5.4.3	The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

26

5.5	Cancellation of Commitment

The Total Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

27

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	Repayment

6.1	Repayment of Loans

6.1.1	Subject to Clause 6.1.2, the Borrower shall repay the Loans in consecutive quarterly instalments in the amounts (the “Repayment Instalments”) and on the dates (the “Repayment Dates”) as set out in Schedule 7 (Scheduled Repayments).

6.1.2	On the date upon which the First Repayment Date is finalised, the Agent and Borrower shall agree to amend the Repayment Instalments and the Repayment Dates so that the Borrower shall repay the Loans in consecutive quarterly instalments commencing on the First Repayment Date and thereafter at three-Monthly intervals up to and including the Termination Date, provided that the “balloon” instalment of USD164,993,957.31 set out in Schedule 7 (Scheduled Repayments) shall not be amended.

6.2	Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7.	Prepayment and cancellation

7.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; and

(c)	the Borrower shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Mandatory Prepayment – Material Adverse Charge

If any event or circumstance occurs which the Majority Lenders reasonably believe might have a material adverse effect on the ability of HLNG, LHC or MOL to perform its obligations under the Finance Documents to which each is a party up to, as the case may be, (i) the Regas Acceptance Date or (ii) the end of the Regas Rejection Remarketing Period, the Borrower shall, within 45 days of receipt of notice from the Agent, prepay the Loans in full.

28

7.3	Mandatory Prepayment - Total Loss

7.3.1	On the date falling 120 days after that on which the Ship becomes a Total Loss or, if earlier, on the date upon which the relevant insurance proceeds are, or Requisition Compensation is, received by the Borrower (or the Security Trustee or any other Finance Party pursuant to the Security Documents), the Borrower shall prepay the Loans.

7.3.2	For the purpose of this Agreement, a Total Loss shall be deemed to have occurred:

(a)	in the case of an actual total loss of the Ship, on the actual date and at the time the Ship was lost or, if such date is not known, on the date on which the Ship was last reported;

(b)	in the case of a constructive total loss of the Ship, upon the date and at the time notice of abandonment of the Ship is given to the then insurers of the Ship (provided a claim for total loss is admitted by such insurers) or, if such insurers do not immediately admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by such insurers or a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred;

(c)	in the case of a compromised or arranged total loss of the Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the then insurers of the Ship;

(d)	in the case of Requisition, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

(e)	in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to Requisition of the Ship) by any Government Entity, or by persons allegedly acting or purporting to act on behalf of any Government Entity, which deprives the Borrower of the use of the Ship for more than 30 days, upon the expiry of the period of twelve Months after the date upon which the relevant incident occurred.

7.4	Mandatory Prepayment – sale of Ship

If the Ship is sold, the Borrower shall prepay the Loans in full on or before the date upon which the sale is completed by delivery of the Ship to the purchaser.

7.5	Mandatory Prepayment – termination of Shipbuilding Contract etc.

If any of the Shipbuilding Contract, the Refund Guarantee or the Regas Performance Guarantee is cancelled, terminated or rescinded for any reason other than by expiry in accordance with its terms, the Borrower shall prepay the Loans in full.

29

7.6	Mandatory Prepayment – termination of Charter

7.6.1	If the Charter is cancelled, terminated or rescinded for any reason other than the exercise by the Charterer of the No-Fault Termination Right or the Regas Rejection Termination Right, the Borrower shall prepay the Loans in full.

7.6.2	If the Charter is terminated pursuant to the exercise by the Charterer of the No-Fault Termination Right, the Borrower shall prepay the Loans in an amount equal to the Charter Termination Fee, such prepayment shall pro tanto satisfy the obligations under Clause 6.1 (Repayment of Loans) and shall be applied pro rata against the outstanding repayment instalments.

7.6.3	If the Charter is terminated pursuant to the exercise by the Charterer of the Regas Rejection Termination Right, the Borrower shall, within five Business Days of the Regas Rejection Date, prepay the Loans in an amount equal to the aggregate of:

(a)	the Performance Liquidated Damages; and

(b)	the Additional Equity Prepayment;

and such prepayments shall pro tanto satisfy the obligations under Clause 6.1 (Repayment of Loans) and shall be applied pro rata against the outstanding repayment instalments.

7.7	Mandatory Prepayment – remarketing of Ship

7.7.1	During the Remarketing Period:

(a)	(i)	following exercise by the Charterer of the Regas Rejection Termination Right, the Borrower shall apply the Additional Equity Debt Service Provision from time to time to meet its payment obligations under this Agreement and under the Swap Contracts; or

(ii)	following the exercise by the Charterer of the No-fault Termination Right, the Borrower shall apply the Debt Service Reserve from time to time to meet its payment obligations under this Agreement and under the Swap Contracts; and

(b)	the Borrower shall not make any payments, prepayments or repayments in respect of a Shareholder Loan, but interest on a Shareholder Loan may be capitalised.

7.7.2	If a Replacement Charter is entered into during the Remarketing Period:

(a)	the Lenders shall continue to make the Loans then outstanding available to the Borrower (subject to any amendment of the Finance Documents which may have been a condition to the Lenders’ approval of the Replacement Charter);

(b)	in the case of the No-Fault Termination Remarketing Period, the Debt Service Reserve shall be adjusted to reflect the reduced debt service requirement resulting from the prepayment pursuant to Clause 7.6.2; and

(c)	the Lenders will consider in good faith (taking into account the terms and nature of the Replacement Charter) any request by the Borrower for additional finance for the Ship (without incurring an obligation to pay any fees for the arrangement of such finance) in an amount of up to the aggregate of the amounts prepaid under Clause 7.6.2 or Clause 7.6.3 (as applicable).

30

7.7.3	If a Replacement Charter has not been entered into by the end of the Remarketing Period, the Borrower shall prepay the Loans in full.

7.7.4	If any part of the Additional Equity Debt Service Provision is not utilised by the Borrower pursuant to Clause 7.7.1 (a)(i), at the end of the Regas Rejection Remarketing Period in circumstances where no Replacement Charter has been entered into, such amount shall be applied in pro tanto satisfaction of the Borrower’s obligation under Clause 7.7.3.

7.7.5	If any part of the Additional Equity Debt Service Provision is not utilised by the Borrower pursuant to Clause 7.7.1 (a)(i), at the end of the Regas Rejection Remarketing Period in circumstances where a Replacement Charter has been entered into, such amount (or part thereof) as in the opinion of the Lenders (acting reasonably) is necessary to reduce the Loans to ensure debt service by the charter hire payable under the Replacement Charter shall be applied in prepayment of the Loans pro rata against the outstanding repayment instalments.

7.8	Voluntary cancellation

The Borrower may, if they give the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of USD10,000,000) of the Total Commitments. Any cancellation under this Clause 7.8 shall reduce the Commitments of the Lenders rateably.

7.9	Voluntary prepayment of Loans

7.9.1	The Borrower may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of that Loan by a minimum amount of USD10,000,000 and, if more, in multiples of USD1,000,000).

7.9.2	A Loan may only be prepaid after the first day on which the Available Facility is zero.

7.9.3	Any prepayment under this Clause 7.9 shall satisfy the obligations under Clause 6.1 (Repayment of Loans) in inverse order of maturity.

7.10	Right of repayment and cancellation in relation to a single Lender

7.10.1	If:

(a)	any sum payable to any Lender by the Borrower is required to be increased under Clause 12.2 (Tax Gross-up); or

(b)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

31

7.10.2	On receipt of a notice referred to in Clause 7.10.1 , the Commitment of that Lender shall immediately be reduced to zero.

7.10.3	On the last day of the then current Interest Period which ends after the Borrower has given notice under Clause 7.10.1 (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan.

7.11	Effect on Commitment of other Lenders

If the Commitment of any Lender is reduced or cancelled pursuant to any provision of this Agreement, the Relevant Percentage shall be reduced by the same proportion as, before such reduction or cancellation, the Available Commitment of the Lender whose Commitment was reduced or cancelled bore to the Total Commitments.

7.12	Effect on Swap Contracts

On or prior to any repayment or prepayment of any part of a Loan, or if any part of the Facility in respect of which a Swap Transaction has been entered into is not utilised under this Agreement prior to the end of the Availability Period, the Borrower shall wholly or partially reverse, unwind, offset or terminate (and settle at the then mark-to-market valuation) one or more of the Swap Transactions forming part of the Swap Contracts in the following order:

(a)	first, any Further Additional Swap Contracts;

(b)	secondly, the Additional Swap Contract;

(c)	thirdly, the MLA Swap Contracts (provided that the Borrower shall reverse, unwind, offset or terminate such Swap Transactions in equal amounts),

so that the aggregate notional principal amount of the continuing Swap Transactions does not exceed 110 per cent. of the amount of the Loans and the Borrower shall at the same time supply a Hedging Compliance Certificate to the Agent setting out computations (in reasonable detail) as to compliance with this Clause 7.11 and Clause 8.5.2 as at that date.

7.13	Restrictions

7.13.1	Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

7.13.2	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

7.13.3	The Borrower may not reborrow any part of the Facility which is prepaid.

7.13.4	The Borrower shall not repay or prepay all or any part of a Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

32

7.13.5	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

7.13.6	If the Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

33

SECTION 5

COSTS OF UTILISATION

8.	Interest

8.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin;

(b)	LIBOR; and

(c)	Mandatory Cost, if any.

8.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at three-Monthly intervals after the first day of the Interest Period).

8.3	Default interest

8.3.1	If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 8.3.2 below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 (Default Interest) shall be immediately payable by the Borrower on demand by the Agent .

8.3.2	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period:

(a)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(b)	the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

8.3.3	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

34

8.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

8.5	Interest Rate Hedging

8.5.1	On the first Utilisation Date, following receipt of confirmation from the Agent that all relevant conditions precedent have been satisfied pursuant to Clause 4 (Conditions of Utilisation):

(a)	the Original Swap Contract shall be novated and amended so that:

(i)	each Swap Bank is a party to a MLA Swap Contract (and each MLA Swap Contract shall be on the same terms and for the same notional principal amounts), and

(ii)	the Swap Liabilities in respect thereof are secured by the Transaction Security;

(b)	the Additional Swap Contract and any Further Additional Swap Contract shall be amended so that the Swap Liabilities in respect thereof are secured by the Transaction Security.

8.5.2	The Borrower shall ensure that, on the Utilisation Date for the Delivery Loan and at all times thereafter during the Security Period, the aggregate notional principal amounts of the then current Swap Transactions is equal to or greater than 90 per cent. of the amount of the Loans.

9.	Interest Periods

9.1	Selection of Interest Periods

9.1.1	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

9.1.2	Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

9.1.3	If a Borrower fails to deliver a Selection Notice to the Agent in accordance with Clause 9.1.2 above, the relevant Interest Period will, subject to Clause 9.2 (Changes to Interest Periods), be three Months.

9.1.4	Subject to this Clause 9 (Interest Periods), the Borrower may select an Interest Period of three Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders). In addition the Borrower may select an Interest Period of less than one Month, if necessary to ensure that the Loan has an Interest Period ending on a Repayment Date.

9.1.5	An Interest Period for a Loan shall not extend beyond the Termination Date.

9.1.6	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

35

9.2	Changes to Interest Periods

If an Interest Period would otherwise overrun a Repayment Date, such Interest Period shall end on such Repayment Date.

9.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.4	Consolidation of Loans

The first Interest Period applicable to the second and any subsequent Loan shall end on the last day of the Interest Period applicable to the Loan then current, whereupon those Loans will be consolidated into, and treated as, a single Loan.

10.	Changes to the calculation of interest

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market disruption

10.2.1	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(a)	the Margin;

(b)	the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(c)	the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

10.2.2	In this Agreement "Market Disruption Event" means:

(a)	at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for dollars for the relevant Interest Period; or

(b)	before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it or them of obtaining matching deposits in the London Interbank Market would be in excess of LIBOR.

36

Alternative basis of interest or funding

10.2.3	If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

10.2.4	Any alternative basis agreed pursuant Clause 10.2.3 above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.3	Break Costs

10.3.1	The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

10.3.2	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.	Fees

11.1	Commitment fee

11.1.1	The Borrower shall pay to the Agent (for the account of each Lender) a fee computed at the rate of 0.20 per cent. per annum on that Lender's Available Commitment for the Availability Period.

11.1.2	The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

11.2	Arrangement fee

The Borrower shall pay to the Arranger (for its own account) an arrangement fee in the amount and at the times agreed in the Fee Letter.

11.3	Agency fee

The Borrower shall pay to the Agent (for its own account) the agency fee in the amount and at the times agreed in the Fee Letter.

37

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.	Tax gross up and indemnities

12.1	Definitions

12.1.1	In this Agreement:

"Tax Credit" means a credit against, relief or remission for, or repayment or refund of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document (other than a Swap Contract).

"Tax Payment" means either the increase in a payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

12.1.2	Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

12.2.1	The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

12.2.2	The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower.

12.2.3	If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

12.2.4	If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.2.5	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority.

38

12.2.6	The Agent, the Lenders and the Borrower shall cooperate in completing any procedural formalities necessary for the Borrower to make payments to all Lenders without a Tax Deduction.

12.3	Tax indemnity

12.3.1	The Borrower shall (within three Business Days of demand by the Agent) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Finance Party in respect of a Finance Document.

12.3.2	Clause 12.3.1 shall not apply:

(a)	with respect to any Tax assessed on a Finance Party:

(i)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident or is engaged or deemed to be engaged in a trade or a business or has a presence for tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(b)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 12.2 (Tax gross-up).

12.3.3	A Finance Party making, or intending to make a claim under Clause 12.3.1 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

12.3.4	A Finance Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Agent.

12.4	Tax Credit

If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

39

12.5	Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	Value added tax

12.6.1	All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

12.6.2	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment or refund of the VAT.

13.	Increased costs

13.1	Increased costs

13.1.1	Subject to Clause 13.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

13.1.2	In this Agreement "Increased Costs" means:

(a)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

13.2.1	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

40

13.2.2	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its increased costs and providing reasonable detail as to the computation of such amount.

13.3	Exceptions

13.3.1	Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Borrower;

(b)	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 12.3.2 applied);

(c)	compensated for by the payment of the Mandatory Cost; or

(d)	attributable to breach by, the relevant Finance Party or its Affiliates of any law or regulation, which breach is wilful or attributable to the gross negligence of that party.

13.3.2	In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Definitions).

14.	Other indemnities

14.1	Currency indemnity

14.1.1	If any sum due from the Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(a)	making or filing a claim or proof against the Borrower;

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

14.1.2	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

41

14.2	Other indemnities

The Borrower shall, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3	Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

14.4	Environmental indemnity

The Borrower shall indemnify each Finance Party on demand and hold it harmless from and against all costs, claims, expenses, payments, charges, losses, demands, liabilities, actions, Proceedings (civil or criminal), penalties, fines, damages, judgements, orders or sanctions which may be incurred or made or asserted whensoever against such Finance Party at any time, whether before or after the repayment in full of principal and interest under this Agreement, arising howsoever out of an Environmental Claim made or asserted against such Finance Party (and in respect of which the Borrower has been consulted by that Finance Party) which would not have been, or been capable of being, made or asserted against such Finance Party had it not entered into any of the Finance Documents or been involved in any of the resulting or associated transactions.

14.5	Exclusions

The indemnities contained in this Clause 14 shall not extend to any claim or liability of a Finance Party to the extent that such claim or liability:

(a)	is one in respect of which that Finance Party is expressly and specifically indemnified and has received and is entitled to retain such indemnity under any other provision of this Agreement or any other Finance Document; or

(b)	is a cost or expense (including but not limited to normal administrative costs or overhead expenses) which the Finance Parties have agreed to bear under this Agreement or any other Finance Document; or

42

(c)	is directly and exclusively caused by any failure on the part of that Finance Party to comply with any of its obligations under the Finance Documents.

15.	Mitigation by the Lenders

15.1	Mitigation

15.1.1	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities), Clause 13 (Increased costs) or Schedule 4 (Mandatory Cost formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office or to another financial institution reasonably acceptable to the Borrower and the Agent.

15.1.2	Clause 15.1.1 above does not in any way limit the obligations of the Borrower under the Finance Documents.

15.2	Limitation of liability

15.2.1	The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15 (Mitigation by Lenders).

15.2.2	A Finance Party is not obliged to take any steps under Clause 15 (Mitigation by Lenders) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.	Costs and expenses

16.1	Transaction expenses

The Borrower shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees in amounts agreed by the Borrower) reasonably incurred by any of them (and in respect of which prior notice has been given to the Borrower) in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If the Borrower requests an amendment, waiver or consent, the Borrower shall, within five Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

43

16.3	Enforcement costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

44

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17.	Representations

The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.1	Status

17.1.1	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

17.1.2	It has the power to own its assets and carry on its business as it is being conducted.

17.2	Share capital and ownership

The Borrower has an authorised share capital of USD50,000 divided into 50,000 shares with a nominal value of USD1.00 each, all of which shares have been issued and the legal title and beneficial ownership of those shares is held, free of any Security or other claim, by HLNG as to 50 per cent. and by MOL as to 50 per cent.

17.3	Required Authorisations

All Required Authorisations have been obtained and are in full force and effect.

17.4	Binding obligations

The obligations expressed to be assumed by it in each Transaction Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations and each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

17.5	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents, and the granting of the Transaction Security, do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	in any material respect, any agreement or instrument binding upon it or any of its assets.

45

17.6	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents, and no limit on its powers will be exceeded as a result of the borrowing, grant of security, or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

17.7	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in the Relevant Jurisdiction,

have been obtained or effected and are in full force and effect, except any Authorisations referred to in Clause 17.10 (No filing or stamp taxes).

17.8	Governing law and enforcement

17.8.1	The choice of English law as the governing law of the Finance Documents (other than the Mortgage) will be recognised and enforced in the Relevant Jurisdictions.

17.8.2	Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in the Relevant Jurisdiction.

17.9	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

17.10	No filing or stamp taxes

Under the law of the Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for the registration of the Mortgage which will be completed at the Delivery Date.

17.11	No default

17.11.1	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, or performance of, or any transaction contemplated by, the Transaction Documents.

46

17.11.2	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

17.12	No misleading information

17.12.1	Any written factual information provided by the Borrower in connection with the Facility was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

17.12.2	Any financial projections provided by the Borrower in connection with the Facility have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

17.12.3	Nothing has occurred or been omitted from the information so provided and no information has been given or withheld that results in the information so provided being untrue or misleading in any material respect.

17.13	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief, having made due and careful enquiry) been started or threatened against the Borrower.

17.14	No breach of laws

It has not breached any law or regulation which will breach or is reasonably likely to have a Material Adverse Effect.

17.15	Security and Financial Indebtedness

17.15.1	No Security exists over the Charged Property other than Permitted Security.

17.15.2	The Borrower has no Financial Indebtedness outstanding other than as permitted by this Agreement.

17.16	Ranking

The Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

17.17	Good title to assets

It has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

47

17.18	Legal and beneficial ownership

It is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

17.19	Shares

The shares of the Borrower which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.

17.20	Environmental Matters

Except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent:

(a)	the Borrower and the Operator and, to the best of the Borrower’s knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws in relation to the Ship;

(b)	the Borrower and the Operator and, to the best of the Borrower’s knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals in relation to the Ship and are in compliance with all such Environmental Approvals;

(c)	no Environmental Claim has been made or threatened or pending against the Borrower, the Operator or, to the best of the Borrower’s knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates; and

(d)	there has been no Environmental Incident.

17.21	Taxation

17.21.1	It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those Taxes and (iii) payment can be lawfully withheld).

17.21.2	It is not materially overdue in the filing of any Tax returns.

17.22	Compliance with Money Laundering Regulation

On the date hereof and on each day throughout the Security Period, in relation to the borrowing by the Borrower of the Loans, the performance and discharge of its obligations and liabilities under this Agreement or any of the other Finance Documents and the transactions and other arrangements effected or contemplated by this Agreement or any of the other Finance Documents to which the Borrower is a party, it is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC), as amended, of the Council of the European Communities).

48

17.23	No Winding-up

The Borrower has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against the Borrower its winding-up, dissolution, administration or otherwise for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

17.24	No material adverse change

No event or circumstance has occurred which (to the best of its knowledge and belief) might have a Material Adverse Effect.

17.25	Underlying Documents

17.25.1	The Certified Copies or originals of the Underlying Documents delivered or to be delivered to the Agent pursuant to Clause 18.1 (Information: miscellaneous):

(a)	are, or will when delivered be, true and complete copies or, as the case may be, originals of such documents;

(b)	constitute valid and binding obligations of the parties thereto; and

(c)	comprise the entire agreement between the parties to such documents and there have been no amendments or variations thereof.

17.25.2	All conditions precedent to the effectiveness of the Underlying Documents and of the obligations of the parties thereunder, have been fulfilled.

17.25.3	The Borrower is in compliance with all its obligations under the Underlying Documents to which it is a party and, to the best of the Borrower’s knowledge and belief, no other party to an Underlying Document is in material default of its obligations thereunder.

17.26	Repetition

17.26.1	The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

17.26.2	The Borrower shall, on the Delivery Date, be deemed to represent that save for Permitted Liens the Ship is in the sole, unencumbered legal and beneficial ownership of the Borrower, operationally seaworthy and in every way fit for service and is classed with the Classification, free of all requirements and overdue recommendations of the Classification Society.

18.	Information Undertakings

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

49

18.1	Financial statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

18.1.1	as soon as the same become available, but in any event within 120 days after the end of each of its financial years, its audited consolidated financial statements for that financial year; and

18.1.2	as soon as the same become available, but in any event within 90 days after the end of each semi-annual period of each of its financial years, its unaudited consolidated financial statements for that semi-annual period.

18.2	Requirements as to financial statements

18.2.1	Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 (Financial statements) shall be certified by a director of the Borrower as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

18.2.2	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using IFRS.

18.2.3	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.1.1 has been audited by Ernst & Young or any other internationally recognised firm of independent auditors.

18.2.4	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.1 (Financial Statements) are in English or accompanied by a certified translation into English.

18.3	Information: miscellaneous

The Borrower shall supply to the Agent:

(a)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Borrower, and which might, if adversely determined, have a Material Adverse Effect;

(b)	promptly, all such information as any Finance Party (through the Agent) may from time to time reasonably require regarding the Ship, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment, or otherwise howsoever concerning her;

(c)	promptly upon becoming aware of them, the details of:

(i)	any damage to the Ship (and any insurance claim made in respect thereof) requiring repairs the cost of which will or is reasonably likely to exceed the Casualty Amount;

(ii)	any occurrence in consequence of which the Ship has or may become a Total Loss;

50

(iii)	any requisition of the Ship for hire;

(iv)	any requirement or recommendation made by any insurer or the Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms;

(v)	any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Earnings or Insurances for the Ship or any part thereof;

(vi)	any petition or notice of meeting to consider any resolution to wind up the Borrower (or any event analogous thereto under the laws of the place of its incorporation);

(vii)	any threatened or actual withdrawal of any ISM Code Documentation;

(viii)	the making of any Environmental Claim against the Borrower or the Operator or any of its Environmental Affiliates or of the occurrence of any Environmental Incident which may give rise to any such Environmental Claim; or

(ix)	the issue of any ISM Code Documentation (and promptly on request, to deliver a copy (certified as a true copy by the Borrower) of all ISM Code Documentation to the Agent) or of the receipt by any Operator of notification that any application for the same has been refused;

(d)	promptly, such further information regarding the financial condition, business and operations of the Borrower as any Finance Party (through the Agent) may reasonably request;

18.4	Notification of default

18.4.1	The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless the Borrower is aware that a notification has already been provided by the Borrower).

18.4.2	Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.5	“Know your customer” checks

If:

(a)	the introduction of or change in (or the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of the Borrower or the composition of the shareholders of the Borrower after the date of this Agreement; or

(c)	a proposed assignment by a Lender of any of its rights under this Agreement

51

obliges the Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of the Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for the Agent or any Lender or, in the case described in paragraph (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.	Accounts

19.1	General

19.1.1	The Borrower undertakes with each Finance Party that it will:

(a)	on or before issue of the Utilisation Request for the first Utilisation, open each of the Accounts; and

(b)	procure that all moneys payable to it in respect of:

(i)	the Accelerated Equity;

(ii)	the Additional Equity;

(iii)	the Charter Hire;

(iv)	the Charter Termination Fee;

(v)	each Drydocking Cost Payment;

(vi)	each Drydocking Cost Reimbursement (unless paid directly by the Charterer to the relevant shipyard);

(vii)	each Equity Payment;

(viii)	the Performance Liquidated Damages; and

(ix)	each Swap Payment;

(x)	any other Earnings,

shall, unless and until the Agent (acting on the instructions of the Majority Lenders) directs to the contrary, be paid to the Operating Account.

19.1.2	Each Borrower agrees that if any of the moneys paid to the Operating Account are payable in a currency other than USD, the Account Bank shall (and the Borrower hereby irrevocably instructs the Account Bank to) convert such moneys into USD at the Account Bank’s spot rate of exchange at the relevant time for the purchase of USD with such currency and the term “spot rate of exchange” shall include any costs of exchange payable in connection with the purchase of USD with such currency.

52

19.2	Operating Account

Unless the Agent (acting on the instructions of the Majority Lenders) otherwise agrees in writing, the Borrower shall not be entitled to withdraw any moneys from the Operating Account at any time during the Security Period except that, unless and until a Default shall occur and the Agent (acting on the instructions of the Majority Lenders) shall direct to the contrary, moneys credited to the Operating Account may be applied by the Borrower as follows:

19.2.1	on a Charter Hire Payment Date, the Charter Hire received may be applied for the following purposes in the following order:

(a)	first, to pay, pro rata, (i) to the Manager the operating costs of the Ship (but not exceeding an amount equal to 110 per cent. of the amount which is the lesser of (aa) the operating cost component of the Charter Hire and (bb) the operating costs payable monthly under the Management Agreement); (ii) premiums due in respect of Insurances and any Taxes then due for payment by the Borrower; and (iii) fees due to the Manager under the Management Agreement;

(b)	secondly, to transfer to the Debt Service Retention Account on each Debt Service Retention Date all or part of the Debt Service Retention Amount for such Debt Service Retention Date;

(c)	thirdly, to make payments to the Debt Service Reserve Account up to amount of the Debt Service Reserve; and

(d)	fourthly, to make payments either:

(i)	to the Dividend Distribution Account, provided the following conditions have been satisfied (the “Dividend Release Conditions”):

(aa)	the first repayment has been made pursuant to Clause 6.1 (Repayment of Loans); and

(bb)	no Event of Default has occurred which is continuing; and

(cc)	the Debt Service Retention Account is funded to the extent required by the definition of Debt Service Retention Amount and the Debt Service Reserve Account is fully funded; and

(dd)	the Agent has received from the Borrower a Debt Service Cover Compliance Certificate confirming that the Historical Debt Service Cover Ratio is no less than 1.2 : 1.0 and the Projected Debt Service Cover Ratio is no less than 1.2 : 1.0; and

(ee)	the Charterer has not given notice to terminate the Charter;

or, if the Dividend Release Conditions have not been satisfied,

53

(ii)	to the Dividend Lock-Up Account;

19.2.2	on a Utilisation Date, the Equity Payment received may be applied against the Current Project Cost;

19.2.3	the Additional Equity received from the Vessel Sponsors pursuant to the Vessel Sponsors’ Undertaking may be applied:

(a)	in payment of accrued interest due under Clause 8.2 (Payment of Interest);

(b)	in payment of Swap Payments due to a Swap Bank under a Swap Contract;

(c)	in payment of the Additional Equity Prepayment pursuant to Clause 7.6.3;

(d)	in payment of the Additional Equity Debt Service Provision pursuant to Clause 7.7.1(a); and

(e)	in prepayment of the Loans pursuant to Clause 7.7.4 or Clause 7.7.5.

19.2.4	the Accelerated Equity received may be paid to the Debt Service Reserve Account pursuant to Clause 24.16(b);

19.2.5	a Drydocking Cost Payment or a Drydocking Cost Reimbursement may be applied in payment of a Drydocking Cost;

19.2.6	a Drydocking Cost Reimbursement may be paid to the Vessel Sponsors in reimbursement of a Drydocking Cost Payment (notwithstanding any restriction in this Agreement or in the Vessel Sponsors’ Undertaking which might otherwise operate to restrict such payment to the Vessel Sponsors);

19.2.7	the Charter Termination Fee received may be applied in prepayment of the Loans pursuant to Clause 7.5.2;

19.2.8	the Performance Liquidated Damages may be applied in prepayment of the Loans pursuant to Clause 7.5.3; and

19.2.9	The Debt Service Reserve may be applied against the Borrower’s payment obligations under this Agreement pursuant to Clause 7.6.1 (a) (ii).

19.3	Debt Service Retention Account

19.3.1	The Borrower undertakes with each Finance Party that, throughout the Security Period, it will, on each Debt Service Retention Date pay to the Account Bank for credit to the Debt Service Retention Account, the Debt Service Retention Amount for such date provided however that, to the extent that there are moneys standing to the credit of the Operating Account as at the relevant Debt Service Retention Date, such moneys shall, up to an amount equal to the Debt Service Retention Amount, in accordance with Clause 19.2.1 (b) be transferred to the Debt Service Retention Account on that Debt Service Retention Date (and the Borrower hereby irrevocably authorises the Account Bank to effect each such transfer) and to that extent the Borrower’s obligations to make the payments referred to in this Clause 19.3.1 shall have been fulfilled upon such transfer being effected.

54

19.3.2	Unless and until there shall occur an Event of Default (whereupon the provisions of Clause 19.7 (Application of Accounts) shall apply), all Debt Service Retention Amounts credited to the Debt Service Retention Account together with interest from time to time accruing or at any time accrued thereon must be applied by the Account Bank (and the Borrower hereby irrevocably authorises the Account Bank so to apply the same) upon each Repayment Date and/or on each day that interest is payable pursuant to Clause 8.2 (Payment Interest), and/or on each day that a Swap Payment is due to a Swap Bank pursuant to the relevant Swap Confirmation in or towards payment to the Agent or the relevant Swap Bank, as the case may be, of the Repayment Instalment then falling due for payment or, the amount of interest then due or the Swap Payment then due. Each such application by the Account Bank shall constitute a payment in or towards satisfaction of the Borrower’s corresponding payment obligations under this Agreement or the relevant Swap Contract (as applicable) but shall be strictly without prejudice to the obligations of the Borrower to make any such payment to the extent that the aforesaid application by the Account Bank is insufficient to meet the same.

19.3.3	Unless the Agent (acting on the instructions of the Majority Lenders) otherwise agrees in writing, the Borrower shall not be entitled to withdraw any moneys from the Debt Service Retention Account at any time during the Security Period other than pursuant to Clause 19.3.2.

19.4	Debt Service Reserve Account

Unless the Agent (acting on the instructions of the Majority Lenders) otherwise agrees in writing, the Borrower shall not be entitled to withdraw any moneys from the Debt Service Reserve Account at any time during the Security Period other than pursuant to Clause 19.2.9.

19.5	Dividend Distribution Account

Unless and until a Default shall occur and is continuing and the Agent (acting on the instructions of the Majority Lenders) shall direct to the contrary, the Borrower may withdraw moneys from the Dividend Distribution Account for any purpose.

19.6	Dividend Lock-Up Account

19.6.1	Subject to Clause 19.6.2, unless the Agent (acting on the instructions of the Majority Lenders) otherwise agrees in writing, the Borrower shall not be entitled to withdraw any moneys from the Dividend Lock-Up Account.

19.6.2	Sums credited to the Dividend Lock-Up Account shall be transferred to the Dividend Distribution Account upon the written request of the Borrower from time to time and provided that the Dividend Release Conditions are then satisfied.

19.7	Application of accounts

At any time after the occurrence of an Event of Default, the Agent may (and on the instructions of the Majority Lenders shall), without notice to the Borrower, instruct the Account Bank to apply all moneys then standing to the credit of the Accounts or any of them (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Finance Parties or any of them under the Finance Documents.

55

19.8	Charging of accounts

The Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Accounts Mortgages.

20.	Ship Covenants

The undertakings in this Clause 20 will become effective on the Delivery Date (unless stated otherwise) and shall remain in force from that date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Ship’s name and registration

20.1.1	The Borrower agrees:

(a)	not to change the name of the Ship without prior notification to the Agent; and

(b)	to keep the Ship registered in its name under the laws of an Approved Flag and not to permit its registration under any flag or at any other port without the prior written consent of the Agent and the Lenders.

20.1.2	If the flag State becomes involved in war or civil war or there is a seizure of power in the Flag State by unconstitutional means the Agent may notify the Borrower that it requires the flag and registry of the Vessel to be changed to another Approved Flag whereupon, subject to the consent of the Charterer pursuant to the Charter, the Borrower shall promptly implement such change.

20.2	Repair and Classification

The Borrower agrees to keep the Ship in a good and efficient state of repair and ensure that all repairs and replacements of parts are made in such manner as not to reduce the value of the Ship and in particular to maintain the Classification as the class of the Ship and to submit the Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes and to provide the Agent, upon request, with copies of all survey reports issued in respect of such surveys.

20.3	Modification; removal of parts; equipment owned by third parties

The Borrower agrees not without the prior written consent of the Agent to, or allow any other person to:

(a)	make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or

(b)	remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Borrower free from Security; or

56

(c)	install on the Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Ship.

20.4	Inspection

The Borrower agrees to ensure that the Agent, by surveyors or other persons appointed by the Agent for such purpose, may board the Ship at all reasonable times for the purpose of inspecting her and to afford all proper facilities for such inspections and for this purpose to give the Agent reasonable advance notice of any intended drydocking of the Ship; prior to an Event of Default which is continuing, such inspections shall be carried out at the cost of the Lenders and so as not to interfere with or delay the operation of the Ship.

20.5	Arrest

The Borrower will promptly pay and discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship, its Earnings or its Insurances, except for Permitted Security;

(b)	all tolls, taxes, dues, fines, penalties and other amounts charged in respect of the Ship, the Earnings or the Insurances (unless disputed in good faith and in respect of which security has been provided or financial reserves maintained); and

(c)	all other costs and expenses whatsoever in respect of the Ship owned by it, its Earnings or its Insurances,

and, as soon as reasonably practicable upon receiving notice of the arrest of the Ship, or of its detention in exercise or purported exercise of any lien or claim, the Borrower shall procure its release by providing bail or procuring the provision of security or otherwise as the circumstances may require.

20.6	Accounts

The Borrower agrees to keep proper books of account in respect of the Ship and her Earnings and, as and when the Agent may so require, to make such books available for inspection on behalf of the Lenders.

20.7	Employment

The Borrower agrees not to employ the Ship or permit her employment:

(a)	in any manner, trade or business which is forbidden by international law, or which is unlawful or illicit under the law of any relevant jurisdiction; and,

(b)	in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Ship or permit her employment in carrying any contraband goods, or enter or trade to or to continue to trade in any zone which has been declared a war zone by any Government Entity or by the Ship's war risks insurers unless such special insurance cover as the Agent may require shall have been effected by the Borrower at the Borrower’s expense; the Borrower shall give the Agent as much notice as practicable of the Vessel trading to such a zone and shall inform and consult with the Agent in relation thereto and in relation to the special insurances.

57

20.8	Manager

The Borrower agrees that it shall not without the prior consent of the Agent:

(a)	appoint a manager of the Ship other than the Manager; or

(b)	materially amend the terms of the Management Agreement; or

(c)	terminate the Management Agreement unless such agreement is replaced immediately by an agreement acceptable to the Agent (acting on the instructions of the Majority Lenders) (such agreement not to be unreasonably withheld or delayed).

20.9	Compliance with Regulations

The Borrower will and will procure that the Manager and/or any Operator of the Ship will:

(a)	maintain at all times a valid and current ISSC respect of the Ship;

(b)	immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of the Ship;

(c)	procure that its Ship will comply at all times with the ISPS Code;

(d)	at all times comply with the requirements of the ISM Code including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto and all other statutory and other requirements relative to its business and/or the Ship;

(e)	promptly inform the Agent upon the issue of any ISM Code Documentation in respect of the Ship or its Operator or the receipt by the Borrower or any Operator of notification that its application for the same has been refused;

(f)	immediately inform the Agent if there is any threatened or actual withdrawal of their or any Operator’s ISM Code Documentation for the Ship;

(g)	to take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or located or trade or which may otherwise be applicable to the Ship and/or the Borrower and, if the Agent shall so require, to enter into a “Carrier Initiative Agreement” with the United States Customs Service and to procure that the same agreement (or any similar agreement hereafter introduced by any Government Entity of the United States of America) is maintained in full force and effect and performed by the Borrower;

(h)	and to comply with and ensure that the Ship at all times complies with the provisions of all relevant legislation and all regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered at the Approved Flag or otherwise applicable to the Ship; and

58

(i)	at all times comply with all applicable laws and procedures implemented to contract money laundering as defined in Article 1 of the Directive (91/308EEC) of the Council of the European Communities.

20.10	Sale or other disposal

The Borrower will not without the prior written consent of the Agent (acting on the instructions of the Lenders) and subject to such conditions as the Agent may impose, sell, agree to sell, transfer, abandon or otherwise dispose of the Ship or any of its other assets or any share or interest therein.

20.11	Chartering

The Borrower will not let the Ship other than under the Charter or a Replacement Charter provided that the Borrower may let the Ship on a voyage or short-term time charter with the consent of the Agent (such consent not to be unreasonably withheld or delayed).

20.12	Sharing of Earnings

The Borrower will not without the prior consent of the Agent (and then only subject to such conditions as the Agent may impose) enter into any pool or enter any agreement or arrangement whereby the Earnings may be shared with any other person.

21.	Insurance Covenants

The undertakings in this Clause 21 will become effective on the Delivery Date (unless stated otherwise) and shall remain in force from that date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Obligatory insurances

The Borrower shall keep the Ship insured at its expense against:

(a)	usual marine risks (including hull and machinery, hull interest, freight interest, disbursements and/or increased value, other Total Loss interests and war risks) in an amount equal to or more than 120 per cent. of the aggregate amount of the Loans at any time;

(b)	protection and indemnity risks in respect of the full tonnage of the Ship; and

(c)	loss of earnings, in such amount as may be approved by the Lenders (acting reasonably) with a deductible period of 30 days and a cover period of 180 days,

such insurances to be in dollars and effected on such contractual terms and through such insurers and war risks and protection and indemnity associations as the Majority Lenders may approve.

59

21.2	Fleet cover

If the Ship is insured under a fleet policy (other than under the Norwegian Marine Insurance Plan), the Borrower shall procure that the relevant insurer provides an undertaking to the Agent that it shall not set off against any claim, any premium due in respect of other vessels in the fleet policy or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels in the fleet policy or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Ship if so requested by the Agent.

21.3	Payment of premiums

The Borrower shall punctually pay all premiums, calls or other sums payable in respect of the Insurances and produce all relevant receipts when so required by the Agent.

21.4	Policy documents and letters of undertaking

21.4.1	The Borrower shall ensure that the Agent is provided with a letter of undertaking from each broker on behalf of each insurer or protection and indemnity or war risks association giving undertakings to the Agent that:

(a)	a Loss Payable Clause has been endorsed on each policy on terms required by the Agent;

(b)	any material change to the terms of the Insurances shall be notified to the Agent; and

(c)	they will notify the Agent at least 14 days (or 7 days in the case of war risk insurances) before the expiry or cancellation for any reason of the Insurances.

21.4.2	The Agent shall be furnished with copies of the relevant policy documents, including cover notes, letters of undertaking and certificates of entry relating to the Insurances, upon request.

21.5	Renewal

The Borrower shall, at least 7 days before expiry of any Insurances, notify the Agent of the names of the brokers (or other insurers) and any protection and indemnity or war risks association intended to be employed by the Borrower for the purposes of renewal of such Insurances and of the intended terms of renewal.

21.6	Guarantees

The Borrower will ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and delivered.

60

21.7	Compliance

The Borrower will take all necessary action and comply with all requirements which may be applicable to the insurances (including the payment of any additional premiums or calls of the Ship) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Agent has not given its approval and are otherwise maintained on terms and conditions approved by the Agent.

21.8	Collection of claims

The Borrower will not settle, compromise or abandon any claim for Total Loss or for a figure in excess of the Casualty Amount, and the Borrower shall do all things necessary and provide all documents, evidence and information to enable the Agent to collect or recover any moneys which shall at any time become payable in respect of the Insurances for the Ship.

21.9	Communications

The Borrower shall provide the Agent, upon its reasonable request, at the time of each such communication, with copies of all written communications with brokers, underwriters, insurance companies and protection and indemnity and war risks associations which relate to compliance with requirements applicable to the Insurances for the Ship.

21.10	Mortgagee's interest insurance

The Agent may (acting upon the instructions of the Majority Lenders) effect (for the cost of the Lenders) mortgagee's interest insurance (including mortgagee's interest additional perils insurance) in respect of the Ship in an amount of up to 120 per cent. of the aggregate amount of the Loans upon such terms and through such insurers as the Agent may deem appropriate.

21.11	Independent report

The Agent may obtain (for the cost of the Lenders), a detailed report signed by an independent firm of marine insurance brokers appointed by the Agent stating the opinion of such firm as to the adequacy of the Insurances then maintained on the Ship.

21.12	Application of recoveries

The Borrower agrees to apply all sums receivable under the Insurances which are paid to it in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received.

22.	Security Undertakings

22.1	Security Documents

The Borrower undertakes with the Lenders to execute, deliver and perform its obligations under the Security Documents, and to procure the execution and delivery by other parties to the Security Documents, so that at all times during the Security Period the Security Documents shall be enforced in accordance with their terms.

61

22.2	Title

The Borrower will hold the legal title to and own the entire beneficial interest in the Charged Property, free from all Security and other interests and rights of every kind, except for those created by the Security Documents and the effect of assignments contained in the Security Documents and except for Permitted Security.

22.3	Negative Pledges

The Borrower shall not without prior written consent of the Lenders:

(a)	create or permit to subsist any Security over any of its assets except for Permitted Security, or;

(b)	give any pledge or undertaking to any other party (other than to the Charterer under the Charter) not to create or permit to subsist any Security over any of its assets.

22.4	Notice of Mortgage

The Borrower agrees to place and retain a properly certified copy of the Mortgage and Deed of Covenant (which shall form part of the Ship's documents) on board the Ship with her papers and to place and keep prominently displayed in the navigation room and in the Master's cabin of the Ship a framed printed notice in plain type reading as follows:

NOTICE OF MORTGAGE

This Ship is subject to a first priority mortgage and collateral deed of covenant in favour of DnB NOR Bank ASA of Stranden 21, 0021 Oslo, Norway. Under the said mortgage and collateral deed, neither the owner nor any charterer nor the Master of this Ship has any right, power or authority to create, incur or permit to be imposed upon this Ship any commitments or encumbrances whatsoever other than for crew's wages and salvage and it is hereby agreed that save and subject as otherwise herein provided, neither the Borrower nor any charterer nor the Master of the Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon the Ship any lien whatsoever other than for crew's wages and salvage.

22.5	Further assurance

22.5.1	The Borrower shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Agent may reasonably specify (and in such form as the Agent may reasonably require) in favour of the Agent or its nominee(s):

(a)	to perfect the Transaction Security (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the Charged Property) or for the exercise of any rights, powers and remedies of the Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(b)	to facilitate the realisation of the Charged Property, including, in particular, by executing a bill of sale of the Ship in such form as the Agent may require in the event that the Ship is to be sold in exercise of any power contained in the Security Documents.

62

22.5.2	The Borrower shall take all such action as is available to it (including making all filings and registrations in its jurisdiction of incorporation) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Agent or the Finance Parties by or pursuant to the Security Documents.

23.	General Undertakings

23.1	Authorisations

23.1.1	The Borrower shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it to perform its obligations under the Finance Documents;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(iii)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.2	Compliance with Laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to materially impair its ability to perform its obligations under the Finance Documents.

23.3	Environmental Compliance

The Borrower shall:

(a)	comply with all Environmental Law; and

(b)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.4	Environmental Claims

The Borrower shall promptly upon becoming aware of the same, inform the Agent in writing of:

63

(a)	the suspension, revocation or modification of any Environmental Approval;

(b)	any Environmental Claim against it which is current, pending or threatened; and

(c)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it,

where the claim, if determined against it, has or is reasonably likely to have a Material Adverse Effect.

23.5	Taxation

The Borrower shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)	adequate reserves are being maintained for those Taxes and the costs required to contest them; and

(c)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

23.6	Merger

The Borrower shall not without prior written consent of the Agent (acting on the instructions of the Lenders) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

23.7	Change of Business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower taken as a whole from that carried on by the Borrower at the date of this Agreement without the prior written consent of the Agent (acting on the instructions of the Lenders).

23.8	Acquisitions

The Borrower shall not without the prior written consent of the Agent (acting on the instructions of the Lenders) acquire any further assets other than the Ship and rights arising under contracts entered into by or on behalf of the Borrower in the ordinary course of its businesses of owning, operating and chartering the Ship.

23.9	Other obligations

The Borrower shall not without the prior written consent of the Agent (acting on the instructions of the Lenders) incur any obligations except for obligations arising under the Transaction Documents or contracts entered into in the ordinary course of its business of owning, operating and chartering the Ship.

64

23.10	Subsidiaries

The Borrower shall not without the prior written consent of the Agent (acting on the instructions of the Lenders) form or acquire any Subsidiaries;

23.11	Swap Contracts

23.11.1	The Borrower shall not assign, novate, or in any other way transfer any of their rights or obligations under or pursuant to any Swap Contract, nor make any amendment or supplement to any Swap Contract or any transaction entered into under it, except as envisaged by Clause 7.12 (Effect on Swap Contract) or pursuant to any transaction permitted under this Agreement.

23.11.2	The Borrower shall not enter into any interest rate exchange or hedging agreement with anyone other than a Swap Bank.

23.12	Transaction Documents

The Borrower shall not without the prior written consent of the Agent (acting on the instructions of the Majority Lenders) amend, vary, novate, supplement, supersede, waive or terminate any material term of a Transaction Document.

23.13	Loans or credit

23.13.1	Except as permitted under Clause 23.13.2, the Borrower shall not without the prior written consent of the Agent (acting on the instructions of the Lenders) be a creditor in respect of any Financial Indebtedness.

23.13.2	Clause 23.13.1 above does not apply to:

(a)	any creditor relationship entered into with the consent of the Agent (acting on the instructions of the Majority Lenders),and

(b)	normal trade credit in the ordinary course of business.

23.14	No Guarantees or indemnities

23.14.1	Except as permitted under Clause 23.14.2 below, the Borrower shall not incur or allow to remain outstanding any guarantee in receipt of any obligation of any person.

23.14.2	Clause 23.14.1 does not apply to a guarantee which is:

(a)	entered into with the prior written consent of the Agent (acting on the instructions of the Lenders);

(b)	from time to time required in the ordinary course by any protection and indemnity or war risks association with which the Ship is entered, guarantees required to procure the release of the Ship from any arrest, detention, attachment or levy or guarantees required for the salvage of the Ship; or

(c)	in the Security Documents.

65

23.15	Dividends and share redemption

23.15.1	Except as permitted under Clause 23.15.2, the Borrower shall not without the prior written consent of the Agent (acting on the instructions of the Majority Lenders):

(a)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)	pay any management, advisory or other fee to or to the order of any of the shareholders of the Borrower;

(d)	issue any further share capital; or

(e)	redeem, repurchase, defease, retire, cancel or repay any of its share capital or resolve to do so.

23.15.2	Clause 23.15.1 above does not apply to payments made using moneys withdrawn from the Dividend Distribution Account.

23.16	Payment of Financial Indebtedness

23.16.1	Except as permitted under Clause 23.16.2, the Borrower shall not:

(a)	repay or prepay any principal amount (or capitalised interest) outstanding in respect of Financial Indebtedness;

(b)	pay any interest or any other amounts payable in connection with any Financial Indebtedness; or

(c)	purchase, redeem, defease or discharge any amount outstanding with respect to any Financial Indebtedness.

23.16.2	Clause 23.16.1 does not apply to:

(a)	the payment, prepayment or repayment of any amounts due under the Finance Documents;

(b)	the repayment of Shareholder Loan Principal pursuant to a Utilisation;

(c)	the payment of Shareholder Loan Interest pursuant to a Utilisation;

(d)	the application of moneys withdrawn from the Dividend Distribution Account for such purposes; or

(e)	a payment, prepayment, repayment, purchase, redemption, defeasance or discharge which is made with the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

66

23.17	Financial Indebtedness

23.17.1	Except as permitted under Clause 23.17.2 below, the Borrower shall not incur or allow to remain outstanding any Financial Indebtedness.

23.17.2	Clause 23.17.1 above does not apply to Financial Indebtedness which is:

(a)	entered into with the consent of the Agent (acting on the instructions of the Majority Lenders);

(b)	incurred under the Finance Documents; or

(c)	incurred under the Shareholder Loan Agreements.

23.18	Transactions with Affiliates

The Borrower shall not without the prior written consent of the Agent (acting on the instructions of the Lenders) enter into any material transaction with an affiliated company unless such transaction is on arm’s length terms other than by way of any of the Transaction Documents.

23.19	Ownership of Borrower

The legal and beneficial ownership of the Borrower shall remain unchanged from that represented in Clause 17.2 (Share capital and ownership), unless:-

(a)	any change is a result of a transfer between HLNG and MOL, provided that following such transfer each of the Vessel Sponsors retains at least 25 per cent. of the legal and beneficial ownership of the Borrower; or

(b)	any change is a result of a transfer between a Vessel Sponsor and an Affiliate of that Vessel Sponsor; or

(c)	the Agent (acting on the instructions of the Majority Lenders) has consented in writing to any change,

and, immediately following such change, a pledge is given by each of the shareholders of the Borrower in a similar form to the Negative Pledge.

23.20	Opening of accounts

Other than the Accounts, the Borrower shall not open or continue to maintain any accounts with any financial institution, unless the Agent (acting on the instructions of the Majority Lenders) has consented in writing to such accounts.

23.21	Pari Passu ranking

The Borrower shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are preferred by laws of general application to companies and except for Permitted Liens.

67

24.	Events of Default

Each of the events or circumstances set out in Clause 24 is an Event of Default (save for Clause 24.14 (Acceleration).

24.1	Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by an administrative or technical error or by a Disruption Event; or

(b)	its failure to pay is caused by the late payment of Charter Hire by the Charterer (provided that such failure by the Borrower to pay on the due date has not occurred more than twice in the preceding twelve-month period);

and payment is made within 3 Business Days of its due date.

24.2	Other obligations

24.2.1	The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment).

24.2.2	No Event of Default under Clause 24.2.1 above will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

24.3	Misrepresentation

24.3.1	Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

24.3.2	No Event of Default under Clause 24.3.1 above shall occur if the incorrectness or misleading nature of the statement is inadvertent and the circumstances giving rise to its incorrectness or misleading nature are capable of remedy and are remedied within 20 Business Days of the Agent giving notice to the Borrower or the Borrower becoming aware of the incorrectness or misleading nature of the statement.

24.4	Cross default

24.4.1	Any Financial Indebtedness of the Borrower is not paid when due nor within any originally applicable grace period.

24.4.2	Any Financial Indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

68

24.4.3	Any commitment for any Financial Indebtedness of the Borrower is cancelled or suspended by a creditor of the Borrower as a result of an event of default (however described).

24.4.4	Any creditor of the Borrower becomes entitled to declare any Financial Indebtedness of the Borrower due and payable prior to its specified maturity as a result of an event of default (however described).

24.5	Swap Contracts

A Swap Contract or a Swap Transaction is prematurely terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except as required under Clause 7.12 (Effect on Swap Contracts).

24.6	Insolvency

24.6.1	The Borrower is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its Finance Parties with a view to rescheduling any of its indebtedness.

24.6.2	The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities).

24.6.3	A moratorium is declared in respect of any indebtedness of the Borrower.

24.7	Insolvency proceedings

24.7.1	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

(b)	a composition, compromise, assignment or arrangement with any creditor of the Borrower;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its assets; or

(d)	enforcement of any Security over any assets of the Borrower, or any analogous procedure or step is taken in any jurisdiction.

24.7.2	No Event of Default under Clause 24.7.1(c) shall occur if the appointment referred to therein is initiated by a party other than a Security Party, is being contested in good faith and is permanently stayed or lifted within 20 Business Days.

69

24.8	Creditors’ process

24.8.1	Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower except for any of the foregoing falling within the scope of what is permitted under Clause 20.5 (Arrest).

24.8.2	No Event of Default under Clause 24.8.1 above shall occur if the expropriation or other steps taken are reversed within 20 Business Days.

24.9	Cessation of business

The Borrower suspends or threatens (in writing) to suspend or cease to carry on its business.

24.10	Unlawfulness and invalidity

It is or becomes unlawful for the Borrower or any other Security Party to perform any of its obligations under the Finance Documents, or any Transaction Security ceases to be effective.

24.11	Repudiation

The Borrower or any other Security Party repudiates a Finance Document or evidences an intention (in writing) to repudiate a Finance Document.

24.12	Environmental Incidents

An Environmental Incident occurs which gives rise, or may give rise, to an Environmental Claim which could, in the reasonable opinion of the Majority Lenders be expected to have a Material Adverse Effect.

24.13	Underlying Documents

Any Underlying Document (other than the Shipbuilding Contract, the Refund Guarantee, the Regas Performance Guarantee or the Charter) is cancelled, prematurely terminated, frustrated, or rescinded for any reason whatsoever or any party is in breach of its obligations under such Underlying Document and this could in the reasonable opinion of the Majority Lenders be expected to have a Material Adverse Effect.

24.14	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)	if the Event of Default occurs prior to the Delivery Date, require payment by the Borrower of the Accelerated Equity to the Operating Account;

(c)	declare that the obligations of the Swap Banks under the Swap Contracts shall be terminated, whereupon such obligations shall terminate in accordance with such declaration;

70

(d)	declare that all or part of the Loans, together with accrued interest, the Swap Exposure, all Swap Liabilities and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(e)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(f)	exercise or direct the Security Trustee to exercise any or all of the rights, remedies, powers or discretions under the Finance Documents.

71

SECTION 8

CHANGES TO PARTIES

25.	Changes to the Lenders

25.1	Assignments and transfers by the Lenders

Subject to this Clause 25, a Lender (the "Existing Lender") may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender"), provided that (i) any such assignment or transfer prior to the Regas Acceptance Date and (ii) any assignment or transfer to a financial institution other than a bank or licensed insurance company after the Regas Acceptance Date, shall require the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed.

25.2	Conditions of assignment or transfer

25.2.1	An assignment will only be effective on:

(a)	receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(b)	performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

25.2.2	A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with.

25.2.3	If:

(a)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)	as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

72

25.3	Assignment or transfer fee

25.3.1	Subject to Clause 25.3.2, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of USD2,500.

25.3.2	The fee set out in Clause 25.3.1 shall not be payable in the case of an assignment or transfer to a New Lender notified to the Agent prior to the date of this Agreement provided that such assignment or transfer takes effect within 10 Business Days of the date of this Agreement.

25.4	Limitation of responsibility of Existing Lenders

25.4.1	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(b)	the financial condition of the Borrower;

(c)	the performance and observance by the Borrower of its obligations under the Transaction Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

25.4.2	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(a)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(b)	will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

25.4.3	Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

(b)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Transaction Documents or otherwise.

73

25.5	Procedure for transfer

25.5.1	Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with Clause 25.5.3 below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 25.5.2 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

25.5.2	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

25.5.3	On the Transfer Date:

(a)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

(b)	the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

(c)	the Agent, the Arranger, the Security Trustee, the New Lender, the other Lenders, and the Swap Banks shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Trustee, the Swap Banks and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)	the New Lender shall become a Party as a "Lender".

25.6	Copy of Transfer Certificate to Borrower

25.6.1	The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Borrower a copy of that Transfer Certificate.

25.7	Disclosure of information

25.7.1	Any Lender may disclose to its professional advisers (including, if relevant, any ratings agency) and to any of its Affiliates and any other person:

74

(a)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)	with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower; or

(c)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about the Borrower and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

26.	Changes to the Borrower

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

75

SECTION 9

THE FINANCE PARTIES

27.	Role of the Agent and the Arranger

27.1	Appointment of the Agent

27.1.1	Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

27.1.2	Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2	Duties of the Agent

27.2.1	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

27.2.2	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

27.2.3	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

27.2.4	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

27.2.5	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

27.3	Role of the Arranger and the Bookrunners

Except as specifically provided in the Finance Documents, none of the Arranger or the Bookrunners has any obligations of any kind to any other Party under or in connection with any Finance Document.

27.4	No fiduciary duties

27.4.1	Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

27.4.2	Neither the Account Bank, the Agent, the Arranger, the Security Trustee nor any Swap Bank shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

76

27.5	Business with the Borrower

27.5.1	The Agent, the Account Bank, the Arranger, the Security Trustee and any Swap Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower.

27.6	Rights and discretions of the Agent

27.6.1	The Agent may rely on:

(a)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(b)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

27.6.2	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(a)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

(b)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(c)	any notice or request made by the Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Borrower.

27.6.3	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

27.6.4	The Agent may act in relation to the Finance Documents through its personnel and agents.

27.6.5	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

27.6.6	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, the Account Bank, the Arranger, the Security Trustee or any Swap Bank is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.7	Majority Lenders' instructions

27.7.1	Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

77

27.7.2	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Trustee.

27.7.3	The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

27.7.4	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

27.7.5	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This Clause 27.7.5 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of the rights under the Security Documents or enforcement of the Transaction Security or the Security Documents.

27.8	Responsibility for documentation

Neither the Agent, the Account Bank, the Arranger nor any Swap Bank:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Account Bank, the Agent, the Arranger, the Swap Bank, the Borrower or any other person given in or in connection with any Transaction Document; or

(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Transaction Document.

27.9	Exclusion of liability

27.9.1	Without limiting Clause 27.9.2(and without prejudice to the provisions of paragraph (e) of Clause 30.9 (Disruption to Payment Systems etc.)) none of the Agent, the Account Bank, the Arranger or any Swap Bank will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

27.9.2	No Party (other than the Account Bank, the Agent or any Swap Bank) may take any proceedings against any officer, employee or the agent of the Account Bank, the Agent or any Swap Bank in respect of any claim it might have against the Account Bank, the Agent or any Swap Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Account Bank, the Agent or any Swap Bank may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

78

27.9.3	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

27.9.4	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

27.10	Lenders' indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 30.9 (Disruption to Payment Systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document).

27.11	Resignation of the Agent

27.11.1	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

27.11.2	Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

27.11.3	If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent may, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed beyond 30 days) appoint a successor Agent.

27.11.4	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

27.11.5	The Agent's resignation notice shall only take effect upon the appointment of a successor.

27.11.6	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

79

27.11.7	After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with Clause 27.11.2. In this event, the Agent shall resign in accordance with Clause 27.11.2.

27.12	Confidentiality

27.12.1	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

27.12.2	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

27.12.3	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

27.13	Relationship with the Lenders

27.13.1	The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

27.13.2	Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formula).

27.13.3	Each Lender shall supply the Agent with any information that the Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Agent to perform its functions as Security Trustee. Each Lender shall deal with the Security Trustee exclusively through the Agent and shall not deal directly with the Security Trustee.

27.14	Credit appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Account Bank, Agent, the Arranger and any Swap Banks that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Borrower;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

80

(d)	the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

27.15	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.16	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.	Sharing among the Finance Parties

29.1	Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from the Borrower other than in accordance with Clause 30 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

81

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

29.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 30 (Partial payments).

29.3	Recovering Finance Party's rights

29.3.1	On a distribution by the Agent under Clause 29.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

29.3.2	If and to the extent that the Recovering Finance Party is not able to rely on its rights under Clause 29.3.1, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

29.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Finance Party for the amount so reimbursed.

82

29.5	Exceptions

29.5.1	This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

29.5.2	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified that other Finance Party of the legal or arbitration proceedings; and

(b)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

83

SECTION 10

ADMINISTRATION

30.	Payment mechanics

30.1	Payments to the Agent

30.1.1	On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or the Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

30.1.2	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

30.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to the Borrower) and Clause 30.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency.

30.3	Distributions to the Borrower

The Agent may (with the consent of the Borrower or in accordance with Clause 31 (Set-off)) apply any amount received by it for that Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4	Clawback

30.4.1	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

30.4.2	If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

84

30.5	Partial payments

30.5.1	If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the order set out in Clause 30.5.3.

30.5.2	All moneys received by the Agent under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provision of this clause shall be applied in the order set out in Clause 30.5.3 and the surplus (if any) shall be paid to the Borrower or to whoever else may appear to the Agent to be entitled to receive the surplus.

30.5.3	The order of application referred to in Clauses 30.5.1 and 30.5.2 is as follows:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Trustee under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement and any periodic Swap Payment due to a Swap Bank but unpaid under the relevant Swap Contract ;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement and of any termination Swap Payments due to a Swap Bank but unpaid under the relevant Swap Contract; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents other than the Swap Contracts.

30.5.4	Clauses 30.5.1, 30.5.2 and 30.5.3 above will override any appropriation made by the Borrower.

30.6	No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7	Business Days

30.7.1	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

30.7.2	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.8	Currency of account

30.8.1	Subject to Clauses 30.8.2 and 30.8.3 below, dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

85

30.8.2	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

30.8.3	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

30.9	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 36 (Amendments and Waivers);

(e)	the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 30.9; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

31.	Set-off

Following an Event of Default which is continuing, a Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

86

32.	Notices

32.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

32.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below;

(b)	in the case of each Lender and each Swap Bank, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Account Bank or the Security Trustee, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

32.3	Delivery

32.3.1	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

32.3.2	Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

32.3.3	All notices from or to the Borrower shall be sent through the Agent.

32.4	Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 32.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

87

32.5	Electronic communication

32.5.1	Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them.

32.5.2	Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

32.6	Use of websites

32.6.1	The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders ( the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the "Designated Website") if:

(a)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(b)	both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(c)	the information is in a format previously agreed between the Borrower and the Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

32.6.2	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

32.6.3	The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(a)	the Designated Website cannot be accessed due to technical failure;

(b)	the password specifications for the Designated Website change;

88

(c)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(d)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(e)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Agent under Clause 32.6.3(a) or Clause 32.6.3(e) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

32.6.4	Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

32.7	English language

32.7.1	Any notice given under or in connection with any Finance Document must be in English.

32.7.2	All other documents provided under or in connection with any Finance Document must be:

(a)	in English; or

(b)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.	Calculations and certificates

33.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

33.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London Interbank Market differs, in accordance with that market practice.

89

34.	Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.	Remedies, waivers and conflicts

35.1.1	No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

35.1.2	In the event of any conflict between this Agreement and any of the other Security Documents, the provisions of this Agreement shall prevail.

36.	Amendments and waivers

36.1	Required consents

36.1.1	Subject to Clause 36.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

36.1.2	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

36.2	Exceptions

36.2.1	An amendment or waiver that has the effect of changing or which relates to:

(a)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	an increase in or an extension of any Commitment or the Total Commitments;

(e)	a change to the Borrower;

(f)	any provision which expressly requires the consent of all the Lenders;

(g)	Clause 2.2 (Finance Parties' rights and obligations), Clause 25 (Changes to the Lenders) or this Clause 36;

90

(h)	the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed; or

(i)	the release of any Security Document,

shall not be made without the prior consent of all the Lenders.

36.2.2	An amendment or waiver which relates to the rights or obligations of the Account Bank, any Swap Bank, the Agent, the Security Trustee or the Arranger may not be effected without the consent of the Account Bank, the Agent, any Swap Bank or the Arranger as the case may be.

37.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of that Finance Document.

91

SECTION 11

GOVERNING LAW AND ENFORCEMENT

38.	Governing law

This Agreement is governed by English law.

39.	Enforcement

39.1	Jurisdiction

39.1.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

39.1.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

39.1.3	This Clause 39.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2	Service of process

39.2.1	Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a)	irrevocably appoints Leif Höegh (UK) Limited of 5 Young Street, London W8 5EH as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

39.2.2	If any person appointed as agent for service of process is unable for any reason to act as agent for service of process, the Borrower shall immediately appoint another agent on terms acceptable to the Agent, failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

92

SCHEDULE 1

THE ORIGINAL LENDERS

NAME OF ORIGINAL LENDER	COMMITMENT (USD)

Calyon	50,000,000

DnB NOR Bank ASA	50,000,000

Fortis Bank (Nederland) NV, Oslo Branch	50,000,000

Lloyds TSB Bank Plc	50,000,000

Mizuho Corporate Bank, Ltd.	50,000,000

Sumitomo Mitsui Banking Corporation, Brussels Branch	50,000,000

93

SCHEDULE 2

CONDITIONS PRECEDENT

Part I

1.	Borrower

(a)	A Certified Copy of the constitutional documents of the Borrower.

(b)	A Certified Copy of a resolution of the board of directors of the Borrower:

(i)	approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute the Transaction Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A certificate of the Borrower (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on the Borrower to be exceeded.

2.	Other documents and evidence

(a)	Evidence that any process agent referred to in Clause 39.2 (Service of process), has accepted its appointment.

(b)	A Certified Copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

(c)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(d)	The original Refund Guarantee and Certified Copies of such of the other Underlying Documents as are then in existence.

(e)	Evidence that the Accounts have been established and duly completed mandate forms in respect thereof have been delivered to the Account Bank.

94

(f)	A Certified Copy of the Borrower’s statement of the Estimated Total Project Cost, including a breakdown of each constituent cost.

3.	Finance Documents

Duly executed originals of:

(a)	this Agreement;

(b)	the Charter Assignment ;

(c)	the Charter Consent and Agreement;

(d)	the LHC Undertaking;

(e)	the Negative Pledge;

(f)	the Pledge of Accounts;

(g)	the Pre-delivery Security Assignment;

(h)	the Supervision Agreement Assignment;

(i)	the Trust Agreement; and

(j)	the Vessel Sponsors’ Undertaking.

4.	Legal opinions

(a)	An English legal opinion from Ince & Co, addressed to the Arranger, the Agent and the Original Lenders.

(b)	A Caymans legal opinion from Maples & Calder, addressed to the Arranger, the Agent and the Original Lenders.

(c)	A Korean legal opinion from Kim & Chang, addressed to the Arranger, the Agent and the Original Lenders.

(d)	A Bermudan legal opinion from Mello Jones & Martin, addressed to the Arranger, the Agent and the Original Lenders.

(e)	A Japanese legal opinion from Maritax Law Office addressed to the Arranger, the Agent and the Original Lenders.

(f)	A Luxembourg legal opinion from a firm approved by the Agent and the Borrower addressed to the Arranger, the Agent and the Original Lenders.

(g)	A Norwegian legal opinion from Wikborg Rein addressed to the Arranger, the Agent and the Original Lenders.

(h)	Such other legal opinions as the Agent may reasonably require in relation to any other Finance Document.

95

Part II

1.	Invoice

A certificate from the Borrower confirming the amount of the Current Project Cost together with reasonable details of each cost incorporated therein and, if required by the Agent on reasonable prior notice, copies of all relevant invoices.

2.	Evidence of payments

Evidence acceptable to the Agent that:

(a)	all preceding instalments of the Contract Price have been paid in full; and

(b)	the Loan will be applied by the Borrower against the Current Project Cost.

3.	Classification Society

A certificate from the Classification Society certifying that the scheduled construction milestones under the Shipbuilding Contract have been completed and that the instalment to be financed by the proposed Loan is due to the Builder.

4.	Borrower's Certificate

A certificate from the Borrower to the Agent confirming that:

(a)	the Builder has no outstanding claims against the Borrower or any other Security Party; and

(b)	there have been no material amendments or variations agreed to the Shipbuilding Contract or Refund Guarantee that have not been agreed by the Agent and that no action has been taken by either the Builder, the Refund Guarantor or the Borrower which might in any way render such Shipbuilding Contract or Refund Guarantee inoperative or unenforceable, in whole or in any part; and

(c)	there is no Security (except for Permitted Security) of any kind created or permitted by any person on or relating to the Shipbuilding Contract or Refund Guarantee or in relation to the Ship.

5.	Swap Contracts and Swap Assignments

Certified Copies of each Swap Contract and duly executed originals of the Swap Contracts Assignment.

96

Part III

1.	Finance Documents

Duly executed originals of:

(a)	the Mortgage;

(b)	the Deed of Covenant;

(c)	the Regas Performance Guarantee Assignment; and

(d)	the Manager’s Undertaking.

2.	Evidence that:

(a)	the Borrower is in compliance with its obligations under Clause 8.5 (Interest Rate Hedging);

(b)	the Ship is, or will be immediately following the Utilisation, registered in the name of the Borrower under an Approved Flag;

(c)	the Ship is, or will be immediately following the Utilisation, in the absolute and unencumbered ownership of the Borrower save for the security created by the Finance Documents and Permitted Security;

(d)	the Ship is, or will be immediately following the Utilisation, insured in accordance with the covenants given under this Agreement; and

(e)	the Ship maintains the Classification with the Classification Society free of all overdue recommendations and conditions.

3.	Such evidence as the Agent may require of the Borrower’s and/or the relevant Approved Manager's compliance with the ISM Code and the ISPS Code including a copy of the ISM Code Documentation (or in relation to the Safety Management Certificate, evidence that the Operator has applied for that certificate to be issued within any applicable time limit pursuant to the ISM Code) and the ISSC.

4.	The original Regas Performance Guarantee and a Certified Copy of any other Underlying Document not previously delivered to the Agent.

5.	Certified Copies of the Builder’s final invoice for the Ship and of the invoices for any other part of the Current Project Cost.

6.	A favourable opinion from an independent insurance consultant appointed by the Agent on such matters relating to the insurances for the Ship as the Agent may require.

7.	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the jurisdiction of the Approved Flag and such other relevant jurisdictions as the Agent may, by reasonable prior notice to the Borrower, reasonably require.

97

SCHEDULE 3

REQUESTS

Part I

Utilisation Request

From: SRV JOINT GAS TWO LTD

To:     [Agent]

Dated:

Dear Sirs

[Borrower] – [●] Facility Agreement

dated [●] (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Amount:	[●] or, if less, the Available Facility

Interest Period:	[●]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [●]

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

SRV JOINT GAS TWO LTD

98

Part II

Selection Notice

From:	SRV JOINT GAS TWO LTD

To:	[Agent]

Dated:

Dear Sirs

[Borrower] – [●] Facility Agreement

dated [●] (the “Agreement”)

1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	[We request that the next Interest Period for the above Loan is [●]].

3.	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

SRV JOINT GAS TWO LTD

99

SCHEDULE 4

MANDATORY COST FORMULA

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Financial Services Authority (or, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

per cent. Per annum.

Where:

E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(c)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

100

6.	If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7.	Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8.	The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

9.	The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

10.	Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

11.	The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

101

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:	[●] as Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

[Insert name of Borrower] – [          ] Facility Agreement

dated [       ] (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This is a Transfer Certificate. Terms defined in the Facility Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 25.5 (Procedure for transfer):

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.5 (Procedure for transfer).

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 32.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in of Clause 25.4 (Limitation of responsibility of Existing Lenders).

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.	This Transfer Certificate is governed by English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [           ].

102

[Agent]

By:

NOTE: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction, and, if so, to arrange for execution of those documents and completion of those formalities.

103

SCHEDULE 6

TIMETABLES

Delivery of a duly	U – 3

completed Utilisation

Request (Clause 5.1	9.30 am

(Delivery of a Utilisation

Request)) or a Selection

Notice (Clause 9.1

(Selection of Interest

Periods))

Agent notifies the	U – 3

Lenders of the Loan in

accordance with	3 pm

Clause 5.4 (Lenders’

participation)

LIBOR is fixed	Quotation Day as of 11:00 a.m. London time

“U” equals date of Utilisation

“U – X” equals X Business Days prior to the date of Utilisation

104

SCHEDULE 7

SCHEDULED REPAYMENTS

Repayment Date (Months after First Repayment Date)	Repayment Amount (USD)
0	1,911,252.69
3	1,941,045.00
6	1,971,304.62
9	2,002,032.69
12	2,033,243.08
15	2,064,936.92
18	2,097,126.92
21	2,129,818.85
24	2,163,018.46
27	2,196,737.31
30	2,230,981.15
33	2,265,759.23
36	2,301,078.46
39	2,336,949.23
42	2,373,379.62
45	2,410,376.54
48	2,447,950.38
51	2,486,110.38
54	2,524,865.77
57	2,564,224.62
60	2,604,197.31
63	2,644,791.92
66	2,686,021.15
69	2,727,891.92
72	2,770,416.92
75	2,813,601.92
78	2,857,463.08
81	2,902,006.15
84	2,947,245.00
87	2,993,187.69
90	3,039,846.92
93	3,087,234.23
96	3,135,360.00
99	3,184,234.62
102	3,233,873.08
105	3,284,283.46
108	3,335,481.92
111	3,387,476.54
114	3,440,282.31
117	3,493,911.92
120	3,548,375.77
123	3,603,690.00
126	3,659,867.31
129	3,716,918.08

105

Repayment Date (Months after First Repayment Date)	Repayment Amount (USD)
132	3,774,860.77
135	3,833,704.62
138	3,893,465.77
141	3,954,160.38
141	164,993,957.31

106

SCHEDULE 8

FORM OF DEBT SERVICE COVER COMPLIANCE CERTIFICATE

To:	DnB NOR Bank ASA

From:	SRV Joint Gas Two Ltd

Dated:

Dear Sirs

SRV Joint Gas Two Ltd [USD300,000,000]

Facility Agreement dated [                           ] (the “Agreement”)

1.	We refer to the Agreement. This is a Debt Service Cover Compliance Certificate. Terms defined in the Agreement have the same meaning in this Debt Service Cover Compliance Certificate unless given a different meaning in this Debt Service Cover Compliance Certificate.

2.	We confirm that as of the date of this Certificate

(a)	the aggregate of the amounts payable (excluding any prepayments) by the Borrower under this Agreement during the preceding twelve-Month period is USD[ ];

(b)	the aggregate of the net amount payable (or, as the case may be, minus the net amount receivable) by the Borrower under the Swap Contracts during the preceding twelve-Month period is USD[ ];

(c)	the aggregate amount of the Charter Hire payments made to the Operating Account during the preceding twelve-Month period is USD[ ];

(d)	the aggregate amount of the withdrawals made from the Operating Account pursuant to Clause 19.2.2(a) during the preceding twelve-Month period is [ ]

and therefore that the Historical Debt Service Cover Ratio is not less than 1.2 : 1.0.

3.	We confirm that as of the date of this Certificate:

(a)	the projected aggregate of the amounts payable (excluding any prepayments) by the Borrower under this Agreement during the following twelve-Month period is USD[ ];

(b)	the projected aggregate of the net amount payable (or, as the case may be, minus the net amount receivable) by the Borrower under the Swap Contracts during the following twelve-Month period is USD[ ];

(c)	the projected aggregate amount of the Charter Hire payments to be made to the Operating Account during the following twelve-Month period is USD[ ];

107

(d)	the projected aggregate amount of the withdrawals to be made from the Operating Account pursuant to Clause 19.2.2(a) during the following twelve-Month period is [ ]

and therefore that the Projected Debt Service Cover Ratio is not less than 1.2 : 1.0.

4.	We confirm that no Default is continuing

Signed	Signed

For and on behalf of	For and on behalf of

SRV Joint Gas Two Ltd	SRV Joint Gas Two Ltd

108

SCHEDULE 9

FORM OF HEDGING COMPLIANCE CERTIFICATE

To:	DnB NOR Bank ASA

From:	SRV Joint Gas Two Ltd

Dated:

Dear Sirs

SRV Joint Gas Two Ltd [USD300,000,000]

Facility Agreement dated [                           ] (the “Agreement”)

1.	We refer to the Agreement. This is a Hedging Compliance Certificate. Terms defined in the Agreement have the same meaning in this Hedging Compliance Certificate unless given a different meaning in this Hedging Compliance Certificate.

2.	We confirm that as at [ ● ]:

(a)	the aggregate notional principal amount of the Swap Transactions is USD[ ● ]; and

(b)	the amount of the Loans is USD[ ● ]

and that the aggregate principal amount of the Swap Transaction is [equal to]/[greater than] 90 per cent. of the amount of the Loans but does not exceed 110 per cent. of the amount of the Loans.

3.	We confirm that no Default is continuing.

Signed	Signed
Authorised Signatory	Authorised Signatory

For and on behalf of	For and on behalf of

SRV Joint Gas Two Ltd	SRV Joint Gas Two Ltd

109

SIGNATURES

THE BORROWER

SRV JOINT GAS TWO LTD

By:	/s/ ØYSTEIN LAURITZEN

Address:	c/o Höegh LNG AS
Drammensveien 134
PO Box 4, Skoyen
N-0212 Oslo, Norway

Fax:	+47 21 03 90 13

THE AGENT

DNB NOR BANK ASA

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Stranden 21
0021 Oslo
Norway

Fax:	+47 22 48 20 20

THE SECURITY TRUSTEE

DNB NOR BANK ASA

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Stranden 21
0021 Oslo
Norway

Fax:	+47 22 48 20 20

THE BOOKRUNNERS

CALYON

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Ruselokkveien 6
PO Box 1675 Vika
N-0120 Oslo
Norway

Fax:	+47 22 01 0651

110

LLOYDS TSB BANK PLC

By:	/s/ ILLEGIBLE SIGNATURE

Address:	10 Gresham Street
London, EC2V 7AE

Fax:	+44 (0)20 7158 3273

MIZUHO CORPORATE BANK, LTD.

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Bracken House, One Friday Street
London, EC4M 9JA

Fax:	+44 (0)20 7012 4478

SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Avenue des Arts 58, Box 18
1000 Brussels
Belgium

Fax:	+32 2 502 07 80

THE MANDATED LEAD ARRANGERS

CALYON

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Ruselokkveien 6
PO Box 1675 Vika
N-0120 Oslo
Norway

Fax:	+47 22 01 0651

111

DNB NOR BANK ASA

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Stranden 21
0021 Oslo
Norway

Fax:	+47 22 48 20 20

FORTIS BANK (NEDERLAND) NV, OSLO BRANCH

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Haakon VII’s Gate 10
0161 Oslo
Norway

Fax:	+47 23 11 49 40

LLOYDS TSB BANK PLC

By:	/s/ ILLEGIBLE SIGNATURE

Address:	10 Gresham Street
London, EC2V 7AE

Fax:	+44 (0)20 7158 3273

MIZUHO CORPORATE BANK, LTD.

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Bracken House, One Friday Street
London, EC4M 9JA

Fax:	+44 (0)20 7012 4478

SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Avenue des Arts 58, Box 18
1000 Brussels
Belgium

Fax:	+32 2 502 07 80

112

THE LENDERS

CALYON

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Ruselokkveien 6
PO Box 1675 Vika
N-0120 Oslo
Norway

Fax:	+47 22 01 0651

DNB NOR BANK ASA

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Stranden 21
0021 Oslo
Norway

Fax:	+47 22 48 20 20

FORTIS BANK (NEDERLAND) NV, OSLO BRANCH

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Haakon VII’s Gate 10
0161 Oslo
Norway

Fax:	+47 23 11 49 40

LLOYDS TSB BANK PLC

By:	/s/ ILLEGIBLE SIGNATURE

Address:	10 Gresham Street
London, EC2V 7AE

Fax:	+44 (0)20 7158 3273

113

MIZUHO CORPORATE BANK, LTD.

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Bracken House,
One Friday Street
London, EC4M 9JA

Fax:	+44 (0)20 7012 4478

SUMITOMO MITSUI BANKING CORPORATION, BRUSSELS BRANCH

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Avenue des Arts 58, Box 18
1000 Brussels
Belgium

Fax:	+32 2 502 07 80

THE SWAP BANKS

CALYON

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Ruselokkveien 6
PO Box 1675 Vika
N-0120 Oslo
Norway

Fax:	+47 22 01 0651

DNB NOR BANK ASA

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Stranden 21
0021 Oslo
Norway

Fax:	+47 22 48 20 20

FORTIS BANK (NEDERLAND) NV, OSLO BRANCH

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Stranden 21
0021 Oslo
Norway

Fax:	+47 22 48 20 20

114

LLOYDS TSB BANK PLC

By:	/s/ ILLEGIBLE SIGNATURE

Address:	10 Gresham Street
London, EC2V 7AE

Fax:	+44 (0)20 7158 3273

MIZUHO CORPORATE BANK, LTD.

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Bracken House, One Friday Street
London, EC4M 9JA

Fax:	+44 (0)20 7012 4478

SMBC CAPITAL MARKETS, INC.

By:	/s/ ILLEGIBLE SIGNATURE

Address:	Avenue des Arts 58, Box 18
1000 Brussels
Belgium

Fax:	+32 2 502 07 80

115

Dated 25 March 2010

Between

SRV JOINT GAS TWO LTD.

as Borrower

and

DNB NOR BANK ASA

as Security Trustee and as Agent for the Finance Parties

 ________________________________________________

AMENDMENT AGREEMENT RELATING TO A USD300,000,000

TERM FACILITY AGREEMENT 20 DECEMBER 2007

_________________________________________________

Ince & Co

1 St Katharine’s Way

London, E1W 1AY

Tel: +44 7481 0010

Fax: +44 7481 4968

(Ref: DGN/8745)

THIS AGREEMENT is dated 25 March 2010 and made between:

(1)          SRV JOINT GAS TWO LTD. as borrower (the "Borrower");

(2)          DNB NOR BANK ASA as security trustee (the "Security Trustee"); and

(3)          DNB NOR BANK ASA as agent for the Finance Parties (the "Agent").

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Amended Facility Agreement" means the Original Facility Agreement, as amended by this Agreement.

"Charter" means the time charterparty of the Ship dated 20 March 2007, originally entered into between the Borrower and the Original Charterer, as novated by a novation agreement dated 25 March 2010 entered into between the Borrower, the Original Charterer and the Charterer and which is effective as of 25 March 2010;

"Charterer" means GDF Suez Global LNG Supply SA, a company incorporated under the laws of the Duchy of Luxembourg, having its principal office address at 76, avenue de la Liberté, L-1930 Luxembourg, Grand Duchy of Luxembourg;

"Charter Assignment" means the assignment of the rights of the Borrower under the Charter to be executed by the Borrower in favour of the Security Trustee in agreed form;

"Charter Consent and Agreement" means the agreement to be executed by the Charterer, the Borrower and the Security Trustee in agreed form;

"Charter Ownership Undertaking" means the undertaking from the Project Sponsor to the Borrower dated 25 March 2010;

"Comfort Letter" means the letter dated 25 March 2010 from the Project Sponsor to the Borrower;

"Effective Date" means the date on which the Agent confirms to the Borrower that it has received each of the documents listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Agent.

“Information Sharing Letter" means the letter from the Project Sponsor to the Borrower dated 25 March 2010;

"Original Facility Agreement" means the Facility Agreement dated 20 December 2007 between the Borrower, the Agent and the other Finance Parties;

"Original Charterer" means GDF Suez LNG Trading SA (formerly called Suez LNG Trading SA), a company incorporated under the laws of the Duchy of Luxembourg, having its principal office address at 76, avenue de la Liberté, L-1930 Luxembourg, Grand Duchy of Luxembourg;

"Replacement Security Documents" means:

(a)	the Charter Assignment; and

(b)	the Charter Consent and Agreement;

“Replacement Transaction Documents” means:

(a)	the Replacement Security Documents; and

(b)	the Replacement Underlying Documents;

"Replacement Underlying Documents" means:

(a)	the Charter Ownership Undertaking;

(b)	the Comfort Letter;

(c)	the Information Sharing Letter; and

(d)	the Charter.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term used in any other Finance Document has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

(a)	In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause or a Schedule of this Agreement.

(b)	Clause and Schedule headings are for ease of reference only.

1.4	Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation

In accordance with the Original Facility Agreement, the Agent and the Borrower designate this Agreement as a Finance Document.

2	AMENDMENTS

With effect from the Effective Date, Clause 1.1 of the Original Facility Agreement shall be amended as follows:

(a)	by replacing the definitions of “Charter”, “Charterer”, “Charter Ownership Undertaking”, “Comfort Letter” and “Information Sharing Letter” in the Original Facility Agreement with the definitions of such terms in Clause 1.1 of this Agreement; and

(b)	by the addition of the definition of “Original Charterer” as set out in Clause 1.1 of this Agreement.

3	CONTINUITY AND FURTHER ASSURANCE

3.1	Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

3.2	Further assurance

The Borrower shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

4	FEES, COSTS AND EXPENSES

4.1	Transaction expenses

The Borrower shall promptly on demand pay the Agent and each of the Lenders the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the registration, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

4.2	Enforcement Costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement, or the preservation, of any rights under this Agreement.

5	MISCELLANEOUS

5.1	Incorporation of terms

The provisions of Clause 32 (Notices), Clause 34 (Partial Invalidity), Clause 35 (Remedies and Waivers) and Clause 39 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in these clauses to "this Agreement" are references to this Agreement.

5.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

6	GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
CONDITIONS PRECEDENT

Part I

1.	Borrower

(a)	A Certified Copy of the constitutional documents of the Borrower.

(b)	A Certified Copy of a resolution of the board of directors of the Borrower:

(i)	approving the terms of, and the transactions contemplated by, the Replacement Transaction Documents to which it is a party and resolving that it execute the Replacement Transaction Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Replacement Transaction Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Replacement Transaction Documents to which it is a party.

(c)	the original of any power of attorney under which any Replacement Transaction Document is executed on behalf of the Borrower.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

2.	Finance Documents

Duly executed originals of:

(a)	this Agreement;

(b)	the New Charter Assignment; and

(c)	the New Charter Consent and Agreement;

3.	Underlying Documents

Certified copies of:

(a)	the Charter Ownership Undertaking;

(b)	the Comfort Letter

(c)	the Information Sharing Letter; and

(d)	the Charter.

4.	Legal opinions

(a)	An English legal opinion from Ince & Co, addressed to the Arranger, the Agent and the Original Lenders.

(b)	A Caymans legal opinion from Maples & Calder, addressed to the Arranger, the Agent and the Original Lenders.

(c)	A Luxembourg legal opinion from Bonn Schmitt Steichen Avocats addressed to the Arranger, the Agent and the Original Lenders.

(d)	Such other legal opinions as the Agent may reasonably require in relation to any other Finance Document.

SIGNATURES

THE BORROWER

SRV JOINT GAS TWO LTD

By:	/s/ MATTHEW LEIGH

Address:	c/o Höegh LNG AS
Drammensveien 134
PO Box 4, Skoyen
N-0212 Oslo, Norway

Fax:	+47 21 03 90 13

THE AGENT (FOR THE FINANCE PARTIES)

DNB NOR BANK ASA

By:	/s/ ALISON LESCURE

Address:	Stranden 21
0021 Oslo
Norway

Fax:	+47 22 48 20 20

THE SECURITY TRUSTEE

DNB NOR BANK ASA

By:	/s/ ALISON LESCURE

Address:	Stranden 21
0021 Oslo
Norway

Fax:	+47 22 48 20 20

To:	SRV Joint Gas Two Ltd.

Clifton House

75 Fort Street

George Town

Grand Cayman

Cayman Islands

Höegh LNG Limited

Canon’s Court

22 Victoria Street

Hamilton

Bermuda HM12

Mitsui O.S.K Lines Limited

1-1 Toranomon

2-Chome, Minato-Ku

Tokyo

Japan, 105-8688

26 August 2010

Dear Sirs,

US$300,000,000 Term Loan Facility to SRV Joint Gas Two Ltd. (the “Borrower”)

We refer to a facility agreement dated 20 December 2007 as amended from time to time including by a facility amendment agreement dated 25 March 2010 (the “Facility Agreement”) and made between (i) the Borrower and (ii) CALYON, DnB NOR Bank ASA, Fortis Bank (Nederland) N.V. Oslo Branch, Lloyds TSB Bank Plc, Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corporation, Brussels Branch as arrangers (iv) the financial institutions listed in Schedule 1 as lenders (the “Original Lenders”), (v) CALYON, DnB NOR Bank ASA, Fortis Bank (Nederland) N.V. Oslo Branch, Lloyds TSB Bank Plc, Mizuho Corporate Bank, Ltd. and SMBC Capital Markets, Inc. as swap banks and (v) DNB NOR Bank ASA as Agent and Security Trustee under which the Lenders agreed to make available to the Borrower, upon the terms and subject to the conditions therein set out, a secured term loan facility in a total amount of up to USD300,000,000.

Words and expressions defined in the Facility Agreement, shall, as appropriate, have the same meaning where used in this letter.

A reference to a clause or schedule is to a clause or schedule in the Facility Agreement.

The Agent (acting with the consent and authorisation of the Lenders) hereby consents to the transfer from MOL to Tokyo LNG Tanker Co., Ltd. (“TLT”) of 1.5 per cent. of the shares in the Borrower presently held by MOL and to the related amendment, restatement or novation (as applicable) of the Shareholder Agreement and the Shareholder Loan Agreement.

The terms of the Facility Agreement are amended so that with effective from the date on which the share transfer from MOL to TLT takes place (the “Effective Date”):

(i)	in Clause 1.1 (Definitions), the definition of “Negative Pledge” shall be changed by adding the words “and any other shareholder of the Borrower” after “Vessel Sponsors”;

(ii)	in Clause 1.1 (Definitions), the definition of “Shareholder Agreement” shall be changed by replacing the words “on, or about, the date of this Agreement entered into between MOL and HLNG” to “entered into between MOL, HLNG and TLT”;

(iii)	in Clause 1.1 (Definitions), the definition of “Shareholder Loan Agreement” shall be changed by adding the words “as amended and restated and entered into between MOL, HLNG, TLT and the Borrower and the related novation agreement entered into between MOL, HLNG, TLT and the Borrower”;

1

(iv)	by adding a new definition in Clause 1.1, as follows: “TLT” means Tokyo LNG Tanker Co., Ltd. a company incorporated under the laws of Japan and having its principal office at 1-5-20 Kaigan, Minato-ku, Tokyo, Japan 105-8527;

(v)	Clause 17.2 (Share Capital and Ownership) shall be changed by replacing “and by MOL as to 50 per cent.” to “, by MOL as to 48.5 per cent. and by TLT as to 1.5 per cent.”;

In addition from the Effective Date, Recital (C) in the Vessel Sponsors’ Undertaking dated 20 December 2007 shall be amended by replacing the words “and MOL as to 50 per cent.” with “, MOL as to 48.5 per cent. and TLT as to 1.5 per cent.”

On or before the Effective Date, the Borrower shall provide the Agent with certified copies of :

(i)	a resolution of the board of directors (or other appropriate corporate authorities or approvals) of the Borrower, each Vessel Sponsor and TLT approving the execution of this letter, the Negative Pledge, the Shareholder Agreement and the Shareholder Loan Agreement (as applicable) by a director, authorised signatory or attorney of each company together with any constitutional or incorporation documents or other corporate authorisations required in order to issue the legal opinions listed below;

(ii)	the amended and restated Shareholder Agreement entered into between the Vessel Sponsors and TLT;

(iii)	the amended and restated Shareholder Loan Agreement entered into between the Vessel Sponsors, TLT and the Borrower and the related novation agreement entered into between the Vessel Sponsors, TLT and the Borrower;

(iv)	the share certificate issued in the name of TLT for its 1.5 per cent. shareholding in the Borrower, the share certificate issued in the name of MOL for its 48.5 per cent shareholding in the Borrower and the share purchase agreement entered into between MOL and TLT; and

(v)	evidence that any process agent referred to in Clause 10.2, Negative Pledge (Service of Process) has accepted its appointment.

The Agent shall arrange for legal opinions to be obtained in form satisfactory to the Agent as follows:

(i)	A Japanese legal opinion from Maritax Law Office addressed to the Agent and the Original Lenders;

(ii)	A Bermudan legal opinion from Mello, Jones & Martin addressed to the Agent and the Original Lenders; and

(iii)	An English legal opinion from Ince & Co addressed to the Agent and the Original Lenders

The provisions of the Facility Agreement and the Finance Documents shall, save as amended by this letter, continue in full force and effect.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

Please confirm your agreement to the terms of this letter by signing and returning a copy of this letter.

Yours faithfully

/s/ HERMANN HOVLAND ØVERLIE

For and on behalf of
DNB NOR BANK ASA
(as Agent for the Lenders)

2

We agree to the terms of this letter.

/s/ ØRJAN HOMME

For and on behalf of
SRV JOINT GAS TWO LTD.

/s/ LARS MÅRDALEN

For and on behalf of
HÖEGH LNG LIMITED

/s/ ILLEGIBLE SIGNATURE

For and on behalf of
MITSUI O.S.K. LINES LIMITED

3

Dated 29 June 2012

Between

SRV JOINT GAS TWO LTD.

as Borrower

and

DNB BANK ASA

(formerly known as DnB NOR BANK ASA)

as Security Trustee and as Agent for the Finance Parties

AMENDMENT AGREEMENT RELATING TO A USD300,000,000

TERM FACILITY AGREEMENT DATED 20 DECEMBER 2007

(AS AMENDED ON 25 MARCH 2010 AND ON 26 AUGUST 2010)

Ince & Co LLP

1 St Katharine’s Way

London, E1W 1AY

Tel: +44 7481 0010

Fax: +44 7481 4968

(Ref: DGN/8745)

THIS AGREEMENT is dated 29 June 2012 and made between:

(1)	SRV JOINT GAS TWO LTD. as borrower (the "Borrower");

(2)	DNB BANK ASA (formerly known as DnB NOR Bank ASA) as security trustee (the "Security Trustee"); and

(3)	DNB BANK ASA (formerly known as DnB NOR Bank ASA) as agent for the Finance Parties (the "Agent").

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Amended Facility Agreement" means the Original Facility Agreement, as amended by this Agreement.

"Charter" means the time charterparty of the Ship dated 20 March 2007, originally entered into between the Borrower and the Original Charterer, as novated by a novation agreement dated 25 March 2010 entered into between the Borrower, the Original Charterer and the Charterer and as amended by the First Charter Amendment and the Second Charter Amendment;

“CNOOC” means CNOOC Gas & Power Limited a company organised and existing under the law of China having its registered office at Jingxin Building, Jia No 2, Dongsanhuabeilu, Beijing, People’s Republic of China;

“CNOOC Sub-Charter” means the sub-time charterparty to be entered into between the Charterer and CNOOC as sub-charterer in relation to the Ship;

"Effective Date" means the date on which the Agent confirms to the Borrower that it has received each of the documents listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Agent.

“First Charter Amendment” means the agreement for amendments to the Charter in relation to the Ship being operated as an SRV to be entered into between the Borrower and the Charterer in agreed form;

"Original Facility Agreement" means the Facility Agreement dated 20 December 2007 as amended on 25 March 2010 and 26 August 2010 between the Borrower, the Agent and the other Finance Parties;

“Second Charter Amendment” means the agreement for amendments to the Charter in relation to the Ship being operated as an FSRU to be entered into between the Borrower and the Charterer;

“Ship Modification” means the modification of the Ship by Sembawang Shipyard, Singapore to operate as a shuttle and regasification vessel (“SRV”) or a floating, storage and regasification unit (“FSRU”) as required under the Second Charter Amendment;

1

“Ship Reinstatement” means the reinstatement of the Ship as an SRV at the end of the CNOOC Sub-Charter, as required under the Second Charter Amendment; and

“Time Charter Amendments” means the First Charter Amendment and the Second Charter Amendment.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term used in the Original Facility Agreement has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

(a)	In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause or a Schedule of this Agreement.

(b)	Clause and Schedule headings are for ease of reference only.

1.4	Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation

In accordance with the Original Facility Agreement, the Agent and the Borrower designate this Agreement as a Finance Document.

2	CONSENTS

With effect from the Effective Date, the Agent (acting with the consent and authorisation of the Majority Lenders) gives its consent to:

(a)	the Time Charter Amendments (as required under Clause 23.12 of the Original Facility Agreement and Clause 4.2 of the Charter Assignment); and

(b)	subject to receipt by the Agent of the evidence listed in Part 1 of Schedule 2 (Conditions Subsequent), in form and substance satisfactory to the Agent, the Ship Modification (as required under Clause 20.3 of the Original Facility Agreement); and

(c)	Subject to receipt by the Agent of the evidence listed in Part II of Schedule 2 (Conditions Subsequent), in form and substance satisfactory to the Agent, the Ship Reinstatement (as required under Clause 20.3 of the Original Facility Agreement).

3	AMENDMENTS

With effect from the Effective Date,

3.1.1	Clause 1.1 of the Original Facility Agreement shall be amended as follows:

2

(a)	by replacing the definition of Charter in the Original Facility Agreement with the definition of such term in Clause 1.1 of this Agreement;

(b)	by the addition of the definitions of “First Charter Amendment” and ”Second Time Charter Amendment” as set out in Clause 1.1 of this Agreement; and

(c)	for the period following completion of the Ship Modification and before the Ship Reinstatement, by construing the definition of “Ship” to mean the Ship operating as an SRV or an FSRU.

3.1.2	Each of the other Finance Documents shall be amended so that:

(a)	any reference therein to “the Facility Agreement” shall be construed as a reference to the Amended Facility Agreement; and

(b)	for the period following completion of the Ship Modification and before the Ship Reinstatement, by construing the definition of “Ship” to mean the Ship operating as an SRV or an FSRU.

4	CONTINUITY AND FURTHER ASSURANCE

4.1	Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

4.2	Further assurance

The Borrower shall, at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5	FEES, COSTS AND EXPENSES

5.1	Transaction expenses

The Borrower shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred in connection with the registration, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

5.2	Enforcement Costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement, or the preservation, of any rights under this Agreement.

6	MISCELLANEOUS

6.1	Incorporation of terms

The provisions of Clause 32 (Notices), Clause 34 (Partial Invalidity), Clause 35 (Remedies and Waivers) and Clause 39 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in these clauses to "this Agreement" are references to this Agreement.

3

6.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

7	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

4

SCHEDULE 1

CONDITIONS PRECEDENT

1.	Borrower

(a)	A Certified Copy of the constitutional and incorporation documents of the Borrower.

(b)	A Certified Copy of a resolution of the board of directors of the Borrower:

(i)	approving the terms of, and the transactions contemplated by this Agreement and the Time Charter Amendments resolving that it execute this Agreement and the Time Charter Amendments;

(ii)	authorising a specified person or persons to execute this Agreement and the Time Charter Amendments; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement and the Time Charter Amendments.

(c)	the original of any power of attorney under which this Agreement and the Time Charter Amendments is executed on behalf of the Borrower.

2.	Charterer

(a)	A Certified Copy of the current consolidated articles of association of the Charterer;

(b)	A Certified Copy of the minutes or circular resolutions of the board of directors of the Charterer approving the execution of the Time Charter Amendments by a director, authorised signatory or attorney (including the original of any power of attorney, if applicable) of the Charterer as required in order to issue the legal opinions set out in 6. below.

3.	Finance Documents

A duly executed original of this Agreement

4.	Underlying Documents

Certified Copies of the Time Charter Amendments.

5.	CNOOC Mortgage Acknowledgement

A confirmation from the Charterer that, in the CNOOC Sub-Charter, CNOOC has acknowledged the Mortgage registered over the Ship at the Norwegian International Ship Registry.

5

6.	Legal opinions

(a)	An English legal opinion from Ince & Co LLP, addressed to the Arranger, the Agent and the Original Lenders.

(b)	A Cayman Islands legal opinion from Maples & Calder, addressed to the Arranger, the Agent and the Original Lenders.

(c)	A Luxembourg legal opinion from Bonn & Schmitt addressed to the Arranger, the Agent and the Original Lenders.

(d)	Such other legal opinions as the Agent may reasonably require in relation to any other Finance Document.

7.	Other documents and evidence

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of this Agreement.

6

SCHEDULE 2

CONDITIONS SUBSEQUENT

Part I

1.	Prior to the commencement of the Ship Modification works:

(a)	evidence that the registration of the Ship and the Mortgage at the Norwegian International Ship Registry will not be affected by the Ship Modification, by providing an up-to-date copy of the Certificate of Ownership and Encumbrance for the Ship;

(b)	evidence that the Ship will be insured for the relevant marine risks (including builder’s risks) and otherwise in accordance with the covenants given under the Original Facility Agreement during the period of the works for the Ship Modification;

(c)	letters of undertaking in accordance with Clause 21.4.1 of the Original Facility Agreement or confirmation from the insurers that the existing letters of undertaking will continue to be valid and effective; and

(d)	if required by the Agent, a favourable opinion from an independent insurance consultant appointed by the Agent on such matters relating to the insurances for the Ship as the Agent may require.

2. Following completion of the Ship Modification:

(a)	evidence that the Ship is insured for relevant marine risks in order to operate as an SRV or an FSRU under the terms of the Charter and otherwise in accordance with the covenants given under the Original Facility Agreement;

(b)	letters of undertaking in accordance with Clause 21.4.1 of the Original Facility Agreement or confirmation from the insurers that the existing letter of undertaking will continue to be valid and effective;

(c)	if required by the Agent, a favourable opinion from an independent insurance consultant appointed by the Agent on such matters relating to the insurances for the Ship as the Agent may require;

(d)	evidence that the Ship maintains the highest class with the Classification Society free of all recommendations and conditions; and

(e)	evidence that the Manager and/or Operator and the Ship are in compliance with the ISM Code and the ISPS Code, by providing up-to-date copies of:

(i)	the document of compliance (“DOC”) for the Manager and/or Operator;

(ii)	the safety management certificate (“SMC”) for the Ship; and

(iii)	the international ship security certificate (“ISSC”) for the Ship.

7

Part II

1.	Prior to the commencement of the Ship Reinstatement works:

(a)	evidence that the registration of the Ship and the Mortgage at the Norwegian International Ship Registry will not be affected by the Ship Reinstatement, by providing an up-to-date copy of the Certificate of Ownership and Encumbrance for the Ship;

(b)	evidence that the Ship will be insured for the relevant marine risks (including builder’s risks) and otherwise in accordance with the covenants given under the Original Facility Agreement during the period of the works for the Ship Reinstatement;

(c)	letters of undertaking in accordance with Clause 21.4.1 of the Original Facility Agreement or confirmation from the insurers that the existing letters of undertaking will continue to be valid and effective; and

(d)	if required by the Agent, a favourable opinion from an independent insurance consultant appointed by the Agent on such matters relating to the insurances for the Ship as the Agent may require.

2.	Following completion of the Ship Reinstatement:

(a)	evidence that the Ship is insured for relevant marine risks in order to operate as an SRV under the terms of the Charter and otherwise in accordance with the covenants given under the Original Facility Agreement;

(b)	if required by the Agent, a favourable opinion from an independent insurance consultant appointed by the Agent on such matters relating to the insurances for the Ship as the Agent may require;

(c)	the Ship maintains the highest class with the Classification Society free of all recommendations and conditions; and

(d)	the Manager and/or Operator and the Ship are in compliance with the ISM Code and the ISPS Code by providing up-to-date copies of:

(i)	the DOC for the Manager and/or Operator;

(ii)	the SMC for the Ship; and

(iii)	the ISSC for the Ship.

8

SIGNATURES

THE BORROWER

SRV JOINT GAS TWO LTD.

By:	/s/ STEFFEN FØREID

Address:	c/o Höegh LNG AS
Drammensveien 134
PO Box 4, Skoyen
N-0212 Oslo, Norway

Fax:	+47 21 03 90 13

THE AGENT (FOR THE FINANCE PARTIES)

DNB BANK ASA

By:	/s/ KJERSTIN R. BRATTHEN

Address:	Stranden 21
0021 Oslo
Norway

Fax:	+47 22 48 20 20

THE SECURITY TRUSTEE

DNB BANK ASA

By:	/s/ KJERSTIN R. BRATTHEN

Address:	Stranden 21
0021 Oslo
Norway

Fax:	+47 22 48 20 20

9

To:	SRV Joint Gas Two Ltd.

Clifton House

75 Fort Street

George Town

Grand Cayman

Cayman Islands

Höegh LNG Ltd.

Canon’s Court

22 Victoria Street

Hamilton

Bermuda HM12

Höegh LNG Holdings Ltd.

Canon’s Court

22 Victoria Street

Hamilton

Bermuda HM12

Mitsui O.S.K Lines, Ltd.

1-1 Toranomon

2-Chome, Minato-Ku

Tokyo

Japan, 105-8688

25 July 2014

Dear Sirs,

US$300,000,000 Term Loan Facility to SRV Joint Gas Two Ltd. (the “Borrower”)

We refer to a facility agreement dated 20 December 2007 as amended from time to time including by a facility amendment agreement dated 25 March 2010, an amendment letter dated 26 August 2010 and by an amendment agreement dated 29 June 2012 (the “Facility Agreement”) and made between (i) the Borrower and (ii) CALYON, DNB Bank ASA (previously known as DnB NOR Bank ASA), ABN AMRO Bank N.V. (previously known as Fortis Bank (Nederland) N.V. Oslo Branch), Lloyds TSB Bank Plc, Mizuho Corporate Bank, Ltd. and Sumitomo Mitsui Banking Corporation, Brussels Branch as arrangers (iv) the financial institutions listed in Schedule 1 as lenders (the “Original Lenders”), (v) CALYON, DNB Bank ASA (previously known as DnB NOR Bank ASA), ABN AMRO Bank N.V. (previously known as Fortis Bank (Nederland) N.V. Oslo Branch), Lloyds TSB Bank Plc, Mizuho Corporate Bank, Ltd. and SMBC Capital Markets, Inc. as swap banks and (v) DNB Bank ASA (previously known as DnB NOR Bank ASA) as Agent and Security Trustee under which the Lenders agreed to make available to the Borrower, upon the terms and subject to the conditions therein set out, a secured term loan facility in a total amount of up to USD300,000,000.

Words and expressions defined in the Facility Agreement, shall, as appropriate, have the same meaning where used in this letter.

A reference to a clause or schedule is to a clause or schedule in the Facility Agreement.

1

The Agent (acting with the consent and authorisation of the Majority Lenders) hereby consents to the request of Höegh LNG Ltd. (“HLNG”) (as set out in HLNG’s letter to the Finance Parties dated 4 April 2014) to transfer its 50 per cent. shareholding interest in the Borrower to Höegh LNG Partners Operating LLC (“OPCO”) (the “Transfer”), a wholly-owned subsidiary of Höegh LNG Partners LP (or which will become such a wholly-owned subsidiary following the Transfer). This consent is subject to the conditions that on or before the date of the Transfer (i) the Facility Agreement shall have been amended by the execution of this letter, such amendments taking effect as set out in 1 and 2 below and (ii) the Agent shall have received the documents and evidence set out in 3 to 7 below in form and substance satisfactory to it; the Agent shall promptly confirm in writing to the Borrower, HLNG and MOL that the conditions to this consent have been satisfied.

1.	The terms of the Facility Agreement will be amended so that with retroactive effect from the date hereof (the “Effective Date”):

(i)	in Clause 1.1 (Definitions), the existing definition of “Affiliate” shall be deleted and replaced with the following:

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company and, for the purposes of Clause 23.19.1(b), shall include an MLP (or wholly-owned Subsidiary of the MLP) whether or not the MLP (or such wholly-owned Subsidiary of the MLP) would otherwise fall within this definition provided always that the requirements of Clause 23.19.2 are satisfied in relation to the MLP;

(ii)	in Clause 1.1 (Definitions), the following definition shall be added:

“MLP” means Höegh MLP Partners LP, a master limited partnership established under the laws of the Marshall Islands and sponsored by HLNG Holdings;

(iii)	in Clause 1.1 (Definitions), the following definition shall be added and all references in the Facility Agreement to “LHC” shall be read to refer to “HLNG Holdings”:

“HLNG Holdings” means Höegh LNG Holdings Ltd. (previously named Leif Höegh & Co. Ltd.), a company incorporated in Bermuda having its registered office at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda;

(iv)	in Clause 1.1 (Definitions), the definition of “MOL” shall be amended so that reference to “Mitsui O.S.K. Lines Limited” is replaced with “Mitsui O.S.K. Lines, Ltd.”;

(v)	in Clause 1.1 (Definitions), the definition of “Subsidiary” shall be amended by replacing the words “section 736 of the Companies Act 1985” with “section 1159 of the Companies Act 2006”;

(vi)	Clause 23.19 (Ownership of Borrower) shall become Clause 23.19.1 and the words “, provided that the provisions of Clause 23.19.2 are complied with” shall be added at Clause 23.19.1(b) after “an Affiliate of that Vessel Sponsor”;

(vii)	a new Clause 23.19.2 shall be added as follows:

A change pursuant to Clause 23.19.1(b) shall only be permitted if the Affiliate which is a transferee remains an Affiliate throughout the Security Period, and where the transferee is a MLP (or is, or following the Transfer becomes, a wholly-owned Subsidiary of the MLP) the following further conditions are satisfied throughout the Security Period:

(a)	HLNG Holdings and/or companies directly or indirectly controlled by HLNG Holdings individually or together:

(i)	own beneficially an ownership interest of at least 25.1 per cent. of the MLP; and

(ii)	own beneficially an ownership interest of at least 50 per cent. of the general partner of the MLP; and

2

(b)	the removal of the general partner of the MLP shall, under the terms of the partnership agreement of the MLP, be subject to a vote of at least 75 per cent. of the common and subordinated unit holders of the MLP.

2.	The terms of the Facility Agreement will be further amended so that with effect from the date of the Transfer:

(i)	in Clause 1.1 (Definitions), the following definition shall be added:

“OPCO” means Höegh LNG Partners Operating LLC, a wholly-owned subsidiary of the MLP incorporated in the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, Marshall Islands MH96960;

(ii)	in Clause 1.1 (Definitions), the definition of “Shareholder Agreement” shall be deleted and replaced with the following:

“Shareholder Agreement” means the amended and restated shareholder agreement entered into between MOL, OPCO and TLT;

(iii)	in Clause 1.1 (Definitions), the definition of “Shareholder Loan Agreement” shall be deleted and replaced with the following:

“Shareholder Loan Agreement” means the amended and restated shareholder loan agreement dated 31 August 2010 entered into between HLNG, MOL, TLT and the Borrower under which Shareholder Loans are being made available to the Borrower as amended and restated and entered into between MOL, OPCO, TLT and the Borrower and the related novation deed entered into between MOL, HLNG, OPCO, TLT and the Borrower;

(iv)	Clause 17.2 (Share Capital and Ownership) shall be amended by replacing “HLNG” with “OPCO”; and

(v)	Clause 23.19.1(a) shall be amended by replacing “HLNG” with “OPCO”.

3.	Pursuant to Clause 23.19.1, a pledge shall be given by the shareholders of the Borrower in a similar form to the Negative Pledge.

4.	A certified copy of the Shareholder Agreement between MOL, OPCO and TLT shall be provided.

5.	A certified copy of the Shareholder Loan Agreement between MOL, OPCO, TLT and the Borrower shall be provided, together with the related novation agreement between MOL, OPCO, TLT and the Borrower.

6.	Certified copies shall be provided to the Agent (or its legal counsel in the relevant jurisdiction) of a resolution of the board of directors (or other appropriate corporate authorities or approvals) of the Borrower, each Vessel Sponsor, TLT, HLNG Holdings and OPCO approving the execution of this letter and each of the documents listed in 3, 4 and 5 above by a director, authorised signatory or attorney of each company together with any constitutional or incorporation documents or other corporate authorisations required in order to issue the legal opinions listed below.

7.	The Agent shall arrange for legal opinions to be obtained in form satisfactory to the Agent as follows:

(i)	A Japanese legal opinion from Maritax Law Office addressed to the Agent and the Original Lenders;

3

(ii)	A Bermudan legal opinion from MJM Limited addressed to the Agent and the Original Lenders;

(iii)	A Cayman Islands legal opinion from Maples & Calder addressed to the Agent and the Original Lenders;

(iv)	A Marshall Islands legal opinion from Holland & Knight addressed to the Agent and the Original Lenders; and

(v)	An English legal opinion from Ince & Co LLP addressed to the Agent and the Original Lenders.

The Agent (acting on the instructions of the Majority Lenders) with reference to Clause 23.12 (Transaction Documents) of the Facility Agreement further consents to the novation, amendment and restatement of the Shareholder Agreement and the Shareholder Loan Agreement in connection with the Transfer from HLNG to OPCO.

The provisions of the Facility Agreement and the Finance Documents shall, save as amended by this letter, continue in full force and effect.

The Agent and the Borrower hereby designate this letter and the document that shall be provided pursuant to 3 above as “Finance Documents” in accordance with Clause 1.1 of the Facility Agreement.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

Please confirm your agreement to the terms of this letter by signing and returning a copy of this letter.

Yours faithfully

/s/ JULIE WALTON	Julie Walton
Attorney-in-fact
For and on behalf of
DNB BANK ASA
(as Agent for the Finance Parties)

We agree to the terms of this letter.

/s/ KULRAJ BADHESHA	Kulraj Badhesha
Attorney-in-fact

For and on behalf of
SRV JOINT GAS TWO LTD.

/s/ KULRAJ BADHESHA	Kulraj Badhesha
Attorney-in-fact
For and on behalf of
HÖEGH LNG LTD.

/s/ KULRAJ BADHESHA	Kulraj Badhesha
Attorney-in-fact
For and on behalf of
HÖEGH LNG HOLDINGS LTD.

/s/ ILLEGIBLE SIGNATURE
For and on behalf of
MITSUI O.S.K. LINES, LTD.

4